UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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PennyMac Financial Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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3043 TOWNSGATE ROAD
WESTLAKE VILLAGE, CALIFORNIA 91361

April 6, 2016

Dear Stockholder:

I would like to cordially invite you to attend the 2016 Annual Meeting of Stockholders, or the Meeting, of PennyMac Financial Services, Inc. to be held on Tuesday, May 17, 2016, at 11:00 a.m. Pacific time. The Meeting will be held at our corporate offices located at 3043 Townsgate Road, Westlake Village, California 91361.

The Notice of 2016 Annual Meeting of Stockholders and Proxy Statement are attached to this letter and contain information about the matters on which you will be asked to vote at the Meeting. We will transact no other business at the Meeting, except for business properly brought before the Meeting or any postponement or adjournment thereof by our Board of Directors. Only our stockholders of record at the close of business on March 24, 2016, the record date, are entitled to vote at the Meeting.

Your vote is very important. Please carefully read the Notice of 2016 Annual Meeting of Stockholders and Proxy Statement so that you will know the matters on which we plan to vote at the Meeting, and then vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Meeting. You may also cast your vote in person at the Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

ANNUAL MEETING ADMISSION: In order to attend the Meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common stock as of the record date, and valid government-issued photo identification. The indicated portion of your proxy card will serve as your admission ticket.

On behalf of our Board of Directors, I thank you for your participation. We look forward to seeing you on May 17th.

Sincerely,

STANFORD L. KURLAND Chairman of the Board

3043 TOWNSGATE ROAD
WESTLAKE VILLAGE, CALIFORNIA 91361

Notice of 2016 Annual Meeting of Stockholders

Time and Date:	11:00 a.m. Pacific time on Tuesday, May 17, 2016

Place:	PennyMac Financial Services, Inc. 3043 Townsgate Road Westlake Village, California 91361

Items of Business:	● To elect the nine (9) director nominees identified in the enclosed Proxy Statement to serve on our Board of Directors, each for a one-year term expiring at the 2017 annual meeting of stockholders;

● To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

● To transact such other business as may properly come before the annual meeting and any postponement or adjournment thereof.

Record Date and Meeting Admission:	Only stockholders of record at the close of business on March 24, 2016, the record date, are entitled to attend the annual meeting.

Proxy Voting:	Whether or not you plan to attend the annual meeting, we encourage you to vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the annual meeting. You may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

Mailing of Information:	Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials primarily via the Internet, rather than mailing paper copies of these materials to each shareholder. On or about April 6, 2016, we began mailing a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the proxy materials, vote, and request paper copies of the proxy materials. Access to the proxy materials and online voting will be available at www.proxyvote.com. We believe this process expedites stockholders’ receipt of the proxy materials, lowers the cost of printing and distribution, and reduces the environmental impact associated with the annual meeting.

By Order of the Board of Directors,

DEREK W. STARK Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2016:

This Notice of 2016 Annual Meeting of Stockholders, Proxy Statement and 2015 Annual Report to Stockholders, which includes our

Annual Report on Form 10-K for the fiscal year ended December 31, 2015, are available at www.proxyvote.com.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
EXPLANATORY NOTE	5
OUR DIRECTORS	5
CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE, BOARD MEETINGS AND COMMITTEES	7
Corporate Governance	7
Independence of Our Directors	7
Board of Directors Leadership Structure and Independent Lead Director	7
The Role of the Board in Risk Oversight	8
Code of Business Conduct and Ethics	8
Corporate Governance Guidelines	8
Corporate Sustainability	8
Committee Charters	9
Committees of the Board of Directors	9
Communications with our Board of Directors	11
Attendance by Members of our Board of Directors at the 2015 Annual Meeting of Stockholders	11
Board of Directors and Committee Meetings	11
Meetings of Non-Management and Independent Directors	11
OUR EXECUTIVE OFFICERS	12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
COMPENSATION OF DIRECTORS	17
Non-Management Director Compensation	17
2015 Director Compensation Table	18
EXECUTIVE COMPENSATION	19
REPORT OF THE COMPENSATION COMMITTEE	19
COMPENSATION DISCUSSION AND ANALYSIS	20
Executive Summary	20
Executive Compensation Objectives and Philosophy	21
Executive Compensation Decision Making Process	22
Elements of our Executive Compensation Program	25
Compensation Decisions Made in Fiscal 2015	26
Stock Ownership Guidelines	28
Employment and Change-in-Control Arrangements with Named Executive Officers	28
COMPENSATION TABLES	31
2015 Summary Compensation Table	31
2015 Outstanding Equity Awards at Fiscal Year-End	32
401(k) Plan	32
Compensation Committee Interlocks and Insider Participation	32
Compensation Risks	33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33
Exchange Agreement	33
Stockholder Agreements	34
Registration Rights Agreements	34
Tax Receivable Agreement	35
PNMAC Limited Liability Company Agreement	36
Management Agreements	37
Servicing Agreements	38
Other Agreements with PMT	38
PMT Mortgage Banking and Warehouse Services Agreement	38
MSR Recapture Agreement	38

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Spread Acquisition and MSR Servicing Agreements	39
Loan and Security Agreement	39
Loan Purchase Agreements	39
Reimbursement Agreement	39
Confidentiality Agreement	40
Investments in PMT	40
Other Transactions With Related Persons	40
Related Party Transactions Policy	41
Indemnification of Directors and Officers	41
REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE	42
PROPOSAL I — ELECTION OF DIRECTORS	43
PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	44
Relationship with Independent Registered Public Accounting Firm	44
Fees to Registered Public Accounting Firm for 2015 and 2014	44
Pre-Approval Policies and Procedures	44
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	45
WHERE YOU CAN FIND MORE INFORMATION	45
OTHER MATTERS	45

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3043 TOWNSGATE ROAD
WESTLAKE VILLAGE, CALIFORNIA 91361

2016 Annual Meeting of Stockholders

PROXY STATEMENT

PennyMac Financial Services, Inc. (“we,” “our,” “us” or the “Company”) is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2016 Annual Meeting of Stockholders, or the Meeting. We will hold the Meeting at our corporate offices located at 3043 Townsgate Road, Westlake Village, California 91361, on Tuesday, May 17, 2016 at 11:00 a.m. Pacific time, subject to any postponements or adjournments thereof. We are delivering the Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders commencing on or about April 6, 2016, which contains instructions on how to access the proxy materials via the Internet, how to vote online at www.proxyvote.com, and how to request paper copies of the proxy materials.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What am I voting on?

You will be entitled to vote on the following scheduled proposals at the Meeting:

•	The election of nine (9) Directors, Stanford L. Kurland, David A. Spector, Matthew Botein, James K. Hunt, Patrick Kinsella, Joseph Mazzella, Farhad Nanji, Mark Wiedman and Emily Youssouf, each for a one-year term expiring at the 2017 annual meeting of stockholders; and
•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

How does our Board of Directors recommend that I vote on these proposals?

Our Board of Directors, or the Board, recommends that you vote “FOR” the election of each of the nominees as Directors identified in this Proxy Statement and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Who can attend the Meeting?

Our Board has set March 24, 2016 as the record date for the Meeting. If you were a stockholder of record of our Class A common stock or Class B common stock as of the close of business on the record date, you are entitled to attend the Meeting, although seating is limited. If you plan to attend, please check the appropriate box on your proxy card and return it as directed on the proxy card.

If you hold your common stock through a brokerage firm or bank and you would like to attend, please either (1) write us at Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361, (2) email us at PFSI_IR@pnmac.com, or (3) bring to the Meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker).

In addition, you must bring valid, government-issued photo identification, such as a driver’s license or a passport. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the Meeting. Anyone who refuses to comply with these requirements will not be admitted.

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Who is entitled to vote at the Meeting?

If you were a stockholder of record of our Class A common stock or Class B common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the record date, 22,047,491 shares of Class A common stock were issued and outstanding, and 51 shares of Class B common stock were issued and held by owners of Class A units of Private National Mortgage Acceptance Company, LLC, or PNMAC. Each share of Class A common stock that you held on the record date entitles you to one vote on each proposal. If you held Class B common stock on the record date, you are entitled to a number of votes on each proposal equal to the number of Class A units of PNMAC that you held as of the record date, regardless of the number of shares of Class B common stock that you held as of the record date. All matters on the agenda for the Meeting will be voted on by the holders of our shares of Class A common stock and Class B common stock voting together as a single class.

How many shares must be present to hold the Meeting?

The presence of shares constituting a majority of all votes entitled to be cast constitutes a quorum, which is required in order to hold the Meeting and conduct business. Since there were 76,082,823 eligible votes as of the record date, we will need at least 38,041,412 votes present in person or by proxy at the Meeting for a quorum to exist. If a quorum is not present at the Meeting, we expect that the Meeting will be adjourned to solicit additional proxies.

What stockholder approvals are required to approve the proposals?

Directors will be elected by a plurality of the votes cast by the holders of our Class A common stock and Class B common stock voting in person or by proxy at the Meeting. Ratification of the appointment of our independent registered public accounting firm will require the affirmative vote of a majority of the votes cast by the holders of our Class A common stock and Class B common stock voting in person or by proxy at the Meeting.

How will voting on any other business be conducted?

Other than the two proposals described in this Proxy Statement, we know of no other business to be considered at the Meeting. If any other matters are properly presented at the Meeting, your signed proxy card or Internet or telephonic voting instructions will authorize Stanford L. Kurland, our Chairman of the Board and Chief Executive Officer, and Jeffrey P. Grogin, our Chief Administrative and Legal Officer, to vote on those matters according to their best judgment.

How do I vote my shares as a stockholder of record?

If you were a stockholder of record of our Class A common stock or Class B common stock as of the close of business on the record date, you may vote as instructed on the proxy card by using one of the following methods:

•	By Mail. If you received a printed copy of the proxy materials, please mark your selections on, and sign and date, the printed proxy card, and return the proxy card by mail in the postage-paid envelope provided.
•	By Internet. To vote by Internet, go to www.proxyvote.com and follow the instructions at that website. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time, May 16, 2016. If you vote by Internet, do not return your proxy card or voting instruction card. If you are a registered stockholder, you will need to have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.
•	By Telephone. To vote by telephone, registered stockholders should dial 800-690-6903 and follow the recorded instructions. Telephone voting is available 24 hours a day, although your vote by phone must be received by 11:59 p.m. Eastern Time, May 16, 2016. You will need the control number found either on the Notice or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card. If you are a registered stockholder, you will need to have your proxy card in hand when you call and then follow the instructions. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.
•	In Person. If you attend the Meeting and plan to vote in person, you will be provided with a ballot at the Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Meeting. If your shares are held in “street name” and you wish to vote at the Meeting, you must request a legal proxy by following the instructions at www.proxyvote.com. Whether you are a stockholder of record or your shares are held in “street name,” you must bring valid, government-issued photo identification to gain admission to the Meeting.

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If you vote prior to the Meeting, it will assure that your vote is counted. Even if you plan to attend the Meeting, we encourage you to vote in advance of the Meeting, so your vote will be counted if you later decide not to attend the Meeting. Whether you vote by mail, by Internet, by telephone or in person at the Meeting, the proxies identified will vote the shares as to which you are the stockholder of record in accordance with your instructions. If a printed proxy card is signed and returned and no instructions are marked, the shares will be voted as recommended by our Board in this Proxy Statement.

What is the difference between a stockholder of record and a “street name” holder?

If your shares of Class A common stock or shares of Class B common stock are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares of Class A common stock are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If my broker holds my shares in “street name,” how do I vote my shares?

If you own your shares of Class A common stock in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Please follow the instructions provided on such voting instruction form.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the Board’s recommendations as follows:

•	FOR the election of the Director nominees identified in this Proxy Statement to serve on our Board of Directors, each for a term expiring at the 2017 annual meeting of stockholders; and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

May I revoke my proxy and change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote before it is taken at the Meeting by (1) delivering a written notice of revocation to the attention of our Secretary at 3043 Townsgate Road, Westlake Village, California 91361, (2) delivering a duly executed proxy bearing a later date, or (3) attending the Meeting and voting in person. As noted above, if you own your shares through a brokerage account or in another nominee form, you cannot vote in person at the Meeting unless you obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

What does it mean if I receive more than one proxy card?

It means that your shares may be registered differently and in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting in person or by proxy and entitled to vote.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the Meeting for the purpose of determining a quorum. If you withhold authority to vote with respect to the election of some or all of the Directors, your shares will not be voted with respect to those nominees indicated. Abstentions and broker non-votes have no effect on the proposal relating to the election of Directors. Your shares also will be counted as present at the Meeting for the purpose of calculating the vote on the particular proposal with respect to which you abstained from voting or withheld authority to vote. However, because an abstention is not counted as a vote cast, if you abstain from voting with respect to the proposal to ratify the appointment of our independent registered public accounting firm, your abstention will have no effect on such proposal.

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If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange, or the NYSE. Under NYSE rules, brokers that hold our common stock in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters, including the election of Directors, without specific instructions from those customers. When a broker lacks authority to vote under these circumstances, this is referred to as a “broker non-vote.” Broker non-votes will be counted as present at the Meeting for the purpose of determining a quorum but will not be considered votes cast and, accordingly, will have no effect on any proposal to be considered at the Meeting.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will count the votes for shares held in “street name” and the votes of stockholders of record. Representatives of our Company will serve as the Inspector of Elections.

How will we solicit proxies for the Meeting?

We are soliciting proxies from our stockholders by mailing the Notice and providing internet access, at www.proxyvote.com, to our Notice of 2016 Annual Meeting of Stockholders, Proxy Statement, 2015 Annual Report to Stockholders, and proxy card or voting instruction form. In addition, some of our Directors and officers may make additional solicitations by telephone or in person.

Who bears the cost of soliciting proxies?

We will pay the cost of the solicitation of proxies, including preparing and mailing the Notice. To the extent any of our Directors or officers solicit proxies by telephone, facsimile transmission or other personal contact, such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of our Class A common stock will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith at customary and reasonable rates.

Can I access the Company’s proxy materials and Annual Report to Stockholders electronically?

This Proxy Statement and our 2015 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, or Fiscal 2015, are available at www.proxyvote.com and in the SEC Filings section of our Investor Relations website, www.ir.pennymacfinancial.com.

When are stockholder proposals due for the 2017 Annual Meeting of Stockholders?

No stockholder proposals were received by us to be presented at the Meeting. We intend to hold next year’s annual meeting of stockholders on approximately the same date as the Meeting. Accordingly, if you are submitting a proposal for possible inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, we must receive the proposal no later than December 9, 2016. If you are submitting a proposal for possible inclusion in next year’s proxy statement other than pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal no earlier than January 17, 2017 and no later than February 16, 2017.

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this Proxy Statement or the proxy card, you should contact:

PennyMac Financial Services, Inc.
Attention: Investor Relations
3043 Townsgate Road
Westlake Village, California 91361
Phone: (818) 264-4907
Email: PFSI_IR@pnmac.com

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EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering on May 9, 2013, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

OUR DIRECTORS

Director Nominees

We have nine members of our Board. If our Directors are elected at this year’s Meeting, they will serve until our annual meeting of stockholders in 2017 and their successors have been duly elected and qualified. The following paragraphs provide the name and age (as of April 6, 2016) of each Director, as well as each Director’s business experience over the last five years or more. Immediately following the description of each Director’s business experience is a description of the particular experience, skills and qualifications that were instrumental in the Governance and Nominating Committee’s determination that the Director should serve on our Board.

Name	Age	Position
Stanford L. Kurland	63	Director, Chairman of the Board
David A. Spector	53	Director
Matthew Botein	43	Director
James K. Hunt	64	Independent Lead Director
Patrick Kinsella	62	Director
Joseph Mazzella	63	Director
Farhad Nanji	37	Director
Mark Wiedman	44	Director
Emily Youssouf	64	Director

Stanford L. Kurland. Mr. Kurland, age 63, has been our Chairman of the Board and Chief Executive Officer since February 2013 and has been the Chief Executive Officer of Private National Mortgage Acceptance Company, LLC, or PNMAC, since May 2013, and, prior thereto, served as Chairman of the Board and Chief Executive Officer since its formation in January 2008. In addition, Mr. Kurland has been the chairman of the board of PennyMac Mortgage Investment Trust, or PMT, since its formation in July 2009, the chairman of PNMAC Capital Management, LLC, or PCM, since its formation in March 2008, and the chairman of PennyMac Loan Services, LLC, or PLS, since its formation in February 2008. Prior to our formation, Mr. Kurland served as a director and, from January 1979 to September 2006, held several executive positions, including president, chief financial officer and chief operating officer, at Countrywide Financial Corporation, or Countrywide, a diversified financial services company. Mr. Kurland holds a BS from California State University, Northridge. We believe Mr. Kurland is qualified to serve on our Board because of his experience as our Chief Executive Officer and as an accomplished financial services executive with more than 35 years of experience in the mortgage banking arena.

David A. Spector. Mr. Spector, age 53, has been a member of our Board since our formation and has been our President and Chief Operating Officer since February 2013. Mr. Spector also has been President and Chief Operating Officer of PNMAC since March 2015. Mr. Spector was president and chief investment officer of PNMAC from January 2008 to March 2015. In addition, Mr. Spector has been a member of the board of PMT since its formation in May 2009 and chairman of the board of directors of PNMAC Mortgage Opportunity Fund, L.P. and PNMAC Mortgage Opportunity Fund, LLC since May 2008. Prior to joining our Company, Mr. Spector was co-head of global residential mortgages for Morgan Stanley, a global financial services firm, based in London. Before joining Morgan Stanley in September 2006, Mr. Spector was the senior managing director, secondary marketing, at Countrywide, where he was employed from May 1990 to August 2006. Mr. Spector holds a BA from the University of California, Los Angeles. We believe Mr. Spector is qualified to serve on our Board because of his experience as our President and Chief Operating Officer and as an experienced executive with broad mortgage banking expertise in portfolio investments, interest rate and credit risk management, and capital markets activity that includes pricing, trading and hedging.

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Matthew Botein. Mr. Botein, age 43, has been a member of our Board since our formation. Since November 2009, Mr. Botein has been employed at BlackRock, Inc., a global investment management firm, where he currently holds the position of managing director and co-head of BlackRock Alternative Investors and the title of chief investment officer for alternative investments. He previously served as chairman of Botein & Co., LLC, a private investment and advisory firm, from July 2009 through November 2009 and as a managing director of Highfields Capital Management LP, an investment management firm, from 2003 through June 2009. Mr. Botein currently serves on the board of Northeast Bancorp, a bank holding company. He formerly served on the boards of Aspen Insurance Holdings Limited, First American Corporation, PennyMac Mortgage Investment Trust and CoreLogic, Inc. Mr. Botein holds an AB from Harvard College and an MBA from the Harvard Business School. We believe Mr. Botein is qualified to serve on our Board because of his considerable experience in the financial services industry, where he has managed portfolio investments in the banking, insurance, asset management, capital markets, and financial processing sectors.

James K. Hunt. Mr. Hunt, age 64, has been a member of our Board since April 26, 2013. Mr. Hunt is also our Independent Lead Director. Mr. Hunt has been the managing partner and chief executive officer of middle market credit for Kayne Anderson Capital Advisors, LP, a leading alternative investment firm across energy, real estate, credit and specialty growth capital, since November 2015. From August 2014 to November 2015, Mr. Hunt served as non-executive chairman of the board of THL Credit, Inc., an externally-managed, non-diversified closed-end management investment company. Mr. Hunt served as chief executive officer and chief investment officer of THL Credit, Inc. and of THL Credit Advisors, a registered investment advisor that provides administrative services to THL Credit, Inc., from April 2010 to July 2014 and, prior thereto, held similar executive positions with predecessor entities since May 2007. Previously, Mr. Hunt was chief executive officer and managing partner of Bison Capital Asset Management, LLC, a private equity firm, from 2001 to 2007. Prior to co-founding Bison Capital, Mr. Hunt was the president of SunAmerica Corporate Finance and executive vice president of SunAmerica Investments (subsequently, AIG SunAmerica). Mr. Hunt formerly served on the boards of THL Credit, Inc., THL Credit Advisors, Primus Guaranty, Ltd., Fidelity National Information Services, Inc. and Lender Processing Services, Inc. Mr. Hunt received a BBA from the University of Texas at El Paso and an MBA from the University of Pennsylvania’s Wharton School. We believe Mr. Hunt is qualified to serve on our Board because of his experience in capital markets and in managing financial services companies.

Patrick Kinsella. Mr. Kinsella, age 62, has been a member of our Board since July 1, 2014. Prior to his retirement as a senior audit partner with KPMG LLP, or KPMG, in May 2013, Mr. Kinsella spent over 35 years at KPMG serving clients generally concentrated in the financial services sector, including banks, thrifts, mortgage companies, automotive finance companies, alternative investment companies and real estate companies. Mr. Kinsella received a BS from California State University, Northridge and is a licensed certified public accountant in the State of California. We believe Mr. Kinsella is qualified to serve on our Board because of his extensive experience in providing professional accounting and auditing services to the financial services industry.

Joseph Mazzella. Mr. Mazzella, age 63, has been a member of our Board since our formation. Mr. Mazzella is a managing director and the general counsel of Highfields Capital Management LP, an investment management firm, which he joined in 2002. Prior to joining Highfields, Mr. Mazzella was a partner at the law firm of Nutter, McClennen & Fish, L.L.P., in Boston, Massachusetts. Prior to private practice, he was an attorney at the Securities and Exchange Commission from 1978 to 1980, and previously served as a law clerk in the Superior Court of the District of Columbia. Mr. Mazzella has served on multiple public company boards of directors, including Alliant Techsystems, Inc. and Data Transmission Networks Corporation, and he served as chairman of the board of Insurance Auto Auctions, Inc. Mr. Mazzella received a BA from City College of New York and a JD from Rutgers University School of Law. We believe Mr. Mazzella is qualified to serve on our Board because he is an experienced executive and director with strong business and legal backgrounds in the financial services industry.

Farhad Nanji. Mr. Nanji, age 37, has been a member of our Board since our formation. Mr. Nanji is currently retired. From 2006 until his retirement in December 2015, Mr. Nanji served as a managing director of Highfields Capital Management LP, an investment management firm, where he focused on portfolio investments in distressed securities, restructurings, structured credit and global financial services. Prior to joining Highfields, Mr. Nanji was an associate with HighVista Strategies, an investment management firm, and he also served as an engagement manager in the financial institutions group at McKinsey & Company, a global consulting firm. Mr. Nanji received an MBA from Harvard Business School and a B.Com. degree from McGill University. We believe Mr. Nanji is qualified to serve on our Board because of his expertise in the mortgage and financial services businesses.

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Mark Wiedman. Mr. Wiedman, age 44, has been a member of our Board since our formation. Mr. Wiedman has been the global head of BlackRock, Inc.’s iShares business since September 2011 and is a member of BlackRock, Inc.’s global operating committee. Previously, Mr. Wiedman was the head of corporate strategy for BlackRock, Inc. and led the clients and advisory team within the financial markets advisory group in BlackRock Solutions, a group which advises financial institutions and governments on managing their capital markets exposures and businesses. Prior to joining BlackRock, Inc. in 2004, Mr. Wiedman, as executive director, led the global product development and strategy group at Morgan Stanley Investment Management. He previously was a management consultant at McKinsey & Company, advising financial institutions in the United States, Europe and Japan. He also served as senior advisor and chief of staff for the Under Secretary for Domestic Finance at the U.S. Treasury Department. He has taught as an adjunct associate professor of law at Fordham University in New York and Renmin University in Beijing. Mr. Wiedman earned an AB degree from Harvard College and a JD degree from Yale Law School. We believe Mr. Wiedman is qualified to serve on our Board because of his numerous years of experience in the financial industry and deep understanding of our business.

Emily Youssouf. Ms. Youssouf, age 64, has been a member of our Board since November 14, 2013. Ms. Youssouf has served as a clinical professor at the NYU Schack Institute of Real Estate since 2009. Ms. Youssouf served as vice chair of the New York City Housing Development Corporation from 2011 to 2013 and as a member of its board from 2013 to 2014. Previously, she served as an independent consultant from 2008 to 2011, during which time her clients included Rockefeller Foundation, Washington Square Partners and various real estate investors. Prior thereto, she was a managing director with JPMorgan Securities, Inc., a broker-dealer, from 2007 to 2008 and the president of the NYC Housing Development Corporation from 2003 to 2007. Ms. Youssouf has also held various senior positions at Natlis Settlements, LLC, Credit Suisse First Boston, Daiwa Securities America, Prudential Securities, Merrill Lynch and Standard & Poor’s. Ms. Youssouf currently serves as a board member of numerous organizations, including the NYC Health and Hospitals Corporation, the NYC School Construction Authority, the NYS Job Development Authority, the TransitCenter, and JP Morgan Exchange-Traded Funds Trust. Ms. Youssouf is a graduate of Wagner College and holds an MA in Urban Affairs and Policy Analysis from The New School for Social Research. We believe Ms. Youssouf is qualified to serve on our Board because of her numerous years of experience in the investment banking, finance and real estate industries and deep understanding of the housing market.

CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE,
BOARD MEETINGS AND COMMITTEES

Corporate Governance

We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices. We have adopted a number of written policies, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and charters for our Audit and Compliance Committee, Compensation Committee, Finance Committee, Governance and Nominating Committee, and Related-Party Matters Committee. These documents are available in the Corporate Governance section of our website, www.ir.pennymacfinancial.com, and copies will be provided free of charge to any stockholder who sends a written request to Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361.

Independence of Our Directors

The NYSE rules require that at least a majority of our Directors be independent of our Company and management. The rules also require that our Board affirmatively determine that there are no material relationships between a Director and us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) before such Director can be deemed independent. We have adopted independence standards consistent with NYSE rules and the rules of the SEC. Our Board has reviewed both direct and indirect transactions and relationships that each of our Directors has or had with us and our management.

As a result of this review, our Board, based upon the fact that certain of our non-management Directors do not have any material relationships with us other than as Directors and holders of our common stock, affirmatively determined that seven of our Directors are independent Directors under NYSE rules. Our independent Directors are Messrs. Botein, Hunt, Kinsella, Mazzella, Nanji and Wiedman and Ms. Youssouf.

Board of Directors Leadership Structure and Independent Lead Director

The positions of Chairman of the Board and Chief Executive Officer are currently held by Mr. Kurland, and we have determined not to separate the positions at this time. This determination is based, in part, on our belief that independent Directors and management have different perspectives and roles in strategy development. Our independent Directors bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. We believe our Chief Executive Officer is thus better situated to serve as Chairman of the Board because he is able to utilize the in-depth focus and perspective gained in running our Company to effectively and efficiently lead our Board. As the Director most familiar with our business and industry, he is most capable of identifying new initiatives and businesses, strategic priorities and other critical and/or topical agenda items for discussion by our Board and then leading the discussion to ensure our Board’s proper oversight of these issues. Our Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board, all of which are essential to effective governance.

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This determination is also based on what we consider to be a strong governance structure already in place, including the appointment of an influential Independent Lead Director with a strong voice. The Independent Lead Director works with our Chairman of the Board and other Directors to provide informed, independent oversight of our management and affairs. Among other things, the Independent Lead Director reviews and provides input on Board meeting agendas and materials, coordinates with committee chairs to ensure the committees are fulfilling the responsibilities set forth in their respective charters, serves as the principal liaison between our Chairman of the Board and the independent Directors, and chairs an executive session of the independent Directors at each regularly scheduled Board meeting. Our Board has appointed Mr. Hunt as Independent Lead Director for a three (3) year term that expires in April 2017.

Together, our Chairman of the Board and the Independent Lead Director provide leadership to and work with our Board to define its structure and activities in the fulfillment of its responsibilities.

The Role of the Board in Risk Oversight

Our Board and each of its committees have an active role in overseeing our risk management process, while supporting organizational objectives, improving long-term organizational performance and creating stockholder value. A fundamental part of risk management oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of the full Board in our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for our Company. While our Board has the ultimate oversight responsibility for the risk management process, particularly with respect to credit risk, interest rate risk, market risk, operational risk and other risks specific to our businesses, the committees of our Board also share responsibility for overseeing specific areas of risk management. For example, the Audit and Compliance Committee focuses on compliance, financial and accounting risk, including internal controls, and receives an annual risk assessment report from our internal auditors. The Finance Committee focuses on risks relating to our Company’s liquidity and capital resources. The Governance and Nominating Committee focuses on risks associated with proper board governance, including the independence of our Directors and the assessment of the performance and effectiveness of each member and Committee of our Board. The Related-Party Matters Committee focuses on risks arising out of potential conflicts of interest between us or any of our subsidiaries, on the one hand, and (i) PMT, (ii) PNMAC Mortgage Opportunity Fund Investors, LLC and two investment funds registered under the Investment Company Act of 1940, PNMAC Mortgage Opportunity Fund, LLC and PNMAC Mortgage Opportunity Fund, L.P., as well as an affiliate of the registered funds, or collectively, the Investment Funds, and (iii) any other non-wholly-owned entity that we manage or over which we have control (whether through ownership, voting power, contract or otherwise), on the other hand. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about the nature of all such risks.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all of our officers and Directors, as well as to the employees of PNMAC.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines which, in conjunction with the charters and key practices of the committees of our Board, provide the framework for the governance of our Company.

Corporate Sustainability

We strive to encourage and support principles of corporate sustainability in our operations, thereby promoting the long-term success of our organization for the benefit of our shareholders and customers and improving the environment in which we live. Although we have not yet established a formal corporate sustainability program, we hold ourselves accountable for managing our social, environmental, and economic impact through a number of initiatives. We seek to operate our buildings in an environmentally sustainable manner by investing in sustainable products and services and focusing on energy efficiency and conservative water consumption practices. We also seek to recruit, develop and promote an exceptional workforce that represents diverse backgrounds and varied experiences and we have partnered with a third party to establish a comprehensive, fully integrated wellness program. We believe that every small effort is a step in the right direction, and we are confident that our corporate sustainability initiatives have made and will continue to make a positive impact both in and beyond our business.

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Committee Charters

Our Audit and Compliance Committee, Compensation Committee, Finance Committee, Governance and Nominating Committee and Related-Party Matters Committee have also adopted written charters that govern their conduct.

Committees of the Board of Directors

Audit and Compliance Committee

Our Board has established an Audit and Compliance Committee, formerly known as the Audit Committee, which is comprised of three Directors, Messrs. Kinsella and Nanji and Ms. Youssouf. Mr. Kinsella chairs the Audit and Compliance Committee, and he serves as an “audit committee financial expert,” as that term is defined by the SEC. Each of the members of the Audit and Compliance Committee is “financially literate” under the rules of the NYSE. The Audit and Compliance Committee assists our Board in overseeing:

•	our accounting and financial reporting processes;
•	the integrity and audits of our financial statements;
•	our internal control function;
•	our compliance with related legal and regulatory requirements;
•	the effectiveness of our compliance program;
•	the qualifications and independence of our independent registered public accounting firm; and
•	the performance of our independent registered public accounting firm and our internal auditors.

The Audit and Compliance Committee is also responsible for the engagement, retention and compensation of our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, considering the range of audit and permissible non-audit fees, and reviewing the adequacy of our internal accounting controls.

Our Board has determined that Messrs. Kinsella and Nanji and Ms. Youssouf are independent under the applicable rules of the NYSE and SEC. The activities of the Audit and Compliance Committee are described in greater detail below under the caption “Report of the Audit and Compliance Committee.”

Compensation Committee

Our Board has established a Compensation Committee, which is comprised of three Directors, Messrs. Botein, Hunt and Nanji. Mr. Botein chairs the Compensation Committee, the principal functions of which are to:

•	evaluate the performance of our Chief Executive Officer and other executive officers;
•	adopt and administer the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team;
•	recommend to the Board the compensation for our independent Directors; and
•	administer the issuance of any securities under the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan, or the 2013 Equity Incentive Plan.

Our Board has determined that Messrs. Botein, Hunt and Nanji are independent under the applicable rules of the NYSE and SEC. For additional information on the Compensation Committee, please see the section below entitled “Report of the Compensation Committee.”

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Finance Committee

Our Board has established a Finance Committee, which is comprised of Messrs. Botein, Hunt and Nanji. Mr. Nanji chairs the Finance Committee, the principal function of which is to oversee the financial objectives, policies, procedures and activities of our Company, including a review of our Company’s capital structure, sources of funds, liquidity and financial position. In connection with these responsibilities of the Finance Committee, its principal functions are to:

•	review our capital structure, liquidity, capital adequacy and reserves;
•	review and assess our capital raising initiatives;
•	monitor our liquidity management;
•	review our short- and long-term investment strategy, investment policies and the performance of our investments;
•	monitor our capital budget; and
•	review our policies and procedures on derivatives transactions.

Governance and Nominating Committee

Our Board has established a Governance and Nominating Committee, which is comprised of three Directors, Messrs. Hunt, Mazzella and Wiedman. Mr. Hunt chairs the Governance and Nominating Committee, which is responsible for seeking, considering and recommending to the full Board qualified candidates for election as Directors and then recommending nominees for election as Directors at the annual meeting of stockholders. It also periodically prepares and submits to our Board for adoption the Governance and Nominating Committee’s selection criteria for Director nominees. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance, and annually recommends to our Board nominees for each of its committees. In addition, the Governance and Nominating Committee is responsible for annually facilitating the assessment of the performance of the individual committees and our Board as a whole and reporting thereon to our Board.

The Governance and Nominating Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to our Board. The Governance and Nominating Committee periodically reviews with our Board the appropriate skills and characteristics required of Directors in the context of the current composition of our Board. Final approval of Director candidates is determined by the full Board, and invitations to join our Board are extended by our Chairman of the Board on behalf of the entire Board.

The Governance and Nominating Committee, in accordance with our Corporate Governance Guidelines, seeks to create a board that is strong in its collective knowledge and has skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk management, corporate governance, and knowledge of the mortgage and real estate investment trust sectors and the global markets. The Governance and Nominating Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. We do not have a formal policy with respect to diversity; however, our Board and Governance and Nominating Committee believe that it is essential that our Directors represent diverse viewpoints and backgrounds. In considering candidates for our Board, the Governance and Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards and in light of the needs of our Board and our Company at that time, given the then current mix of director attributes. The Governance and Nominating Committee also considers a candidate’s accessibility and availability to serve effectively on our Board, and it conducts inquiries into the background and qualifications of potential candidates. With respect to the nomination of continuing directors for re-election, the individual’s past contributions to our Board are also considered.

Pursuant to separate stockholder agreements with BlackRock Mortgage Ventures, LLC, or BlackRock, and HC Partners LLC, or Highfields, each of BlackRock and Highfields has the right to nominate one or two individuals for election to our Board, depending on the percentage of the voting power of our outstanding shares of Class A and Class B common stock that it holds, and we are obligated to use our best efforts to cause the election of those nominees. BlackRock has nominated Matthew Botein and Mark Wiedman for election to our Board and Highfields has nominated Joseph Mazzella and Farhad Nanji for election to our Board.

The Governance and Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee assesses the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that a vacancy is anticipated, or otherwise arises, the Governance and Nominating Committee considers whether to fill any such vacancy and, if so, identifies various potential candidates for director. These candidates are evaluated at regular or special meetings of the Governance and Nominating Committee, and may be considered at any point during the year. In evaluating such nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board.

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Candidates may come to the attention of the Governance and Nominating Committee through current members of our Board, professional search firms or other persons. The Governance and Nominating Committee will also consider recommendations for nominees properly submitted by our stockholders. These recommendations should be submitted in writing to our Secretary at our principal executive offices located at 3043 Townsgate Road, Westlake Village, California 91361. If any materials are provided by a stockholder in connection with a recommendation for a director nominee, such materials are forwarded to the Governance and Nominating Committee. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Governance and Nominating Committee at its next regularly scheduled or special meeting. Mr. Kinsella was referred to the Governance and Nominating Committee by one of our executive officers prior to his recommendation for appointment.

Our Board has determined that Messrs. Hunt, Mazzella and Wiedman are independent under the applicable rules of the NYSE and SEC.

Related-Party Matters Committee

Our Board has established a Related-Party Matters Committee, which is comprised of Messrs. Kinsella, Mazzella and Wiedman and Ms. Youssouf. Mr. Mazzella chairs the Related-Party Matters Committee, the principal function of which is to review and approve certain transactions, and resolve other potential conflicts of interest, between us or any of our subsidiaries, on the one hand, and PMT, the Investment Funds and any other non-wholly-owned entity that we manage or over which we have control (whether through ownership, voting power, contract or otherwise), on the other hand. Among other matters, the related-party matters committee will review and approve any amendments of or extensions to our agreements with PMT, including our management agreement, servicing agreement, mortgage banking and warehouse services agreement, master spread acquisition and MSR servicing agreements and any amendments of or extensions to such agreements.

Our Board has determined that Messrs. Kinsella, Mazzella and Wiedman and Ms. Youssouf are independent under applicable rules of the NYSE and SEC.

Communications with our Board of Directors

Interested persons may communicate their concerns by sending written communications to the Board, committees of the Board and individual Directors (including our Independent Lead Director or the independent/non-management Directors as a group) by mailing those communications to:

Specified Addressee
c/o PennyMac Financial Services, Inc.
3043 Townsgate Road
Westlake Village, California 91361
Email: PFSI_IR@pnmac.com
Attention: Investor Relations

These communications are sent by us directly to the specified addressee.

Attendance by Members of our Board of Directors at the 2015 Annual Meeting of Stockholders

We expect each member of the Board to attend our annual meetings of stockholders except for absences due to causes beyond the reasonable control of the Director. All current members of our Board attended the 2015 annual meeting of stockholders.

Board of Directors and Committee Meetings

During Fiscal 2015, our Board held seven meetings. During such period, the Audit and Compliance Committee held ten meetings, the Compensation Committee held five meetings, the Finance Committee held four meetings, the Governance and Nominating Committee held four meetings, and the Related-Party Matters Committee held four meetings. All Directors are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members. Each Director attended at least 75% of the aggregate number of meetings held in Fiscal 2015 by our Board and each committee on which such Director served.

Meetings of Non-Management and Independent Directors

Our Corporate Governance Guidelines require that our Board hold at least four regularly scheduled meetings each year and that our independent Directors meet in executive session without management on a regularly scheduled basis. These meetings, which are designed to promote unfettered discussions among our independent Directors, are presided over by the Independent Lead Director, Mr. Hunt. During Fiscal 2015, our non-management Directors, all of whom are independent, held four meetings in executive session.

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OUR EXECUTIVE OFFICERS

The following sets forth certain information with respect to our executive officers:

Name	Age	Position Held with the Company
Stanford L. Kurland	63	Director, Chairman of the Board and Chief Executive Officer
David A. Spector	53	Director, Executive Managing Director, President and Chief Operating Officer
Steve Bailey	54	Senior Managing Director and Chief Mortgage Operations Officer
Andrew S. Chang	38	Senior Managing Director and Chief Business Development Officer
Vandad Fartaj	41	Senior Managing Director and Chief Capital Markets Officer
Jeffrey P. Grogin	55	Senior Managing Director, Chief Administrative and Legal Officer and Assistant Secretary
Doug Jones	59	Senior Managing Director and Chief Institutional Mortgage Banking Officer
Anne D. McCallion	61	Senior Managing Director and Chief Financial Officer
Daniel S. Perotti	35	Senior Managing Director and Chief Asset and Liability Management Officer
David M. Walker	60	Senior Managing Director and Chief Risk Officer

Biographical information for Messrs. Kurland and Spector is provided above under the caption “Our Directors.” Certain biographical information for the other executive officers is set forth below.

Steve Bailey. Mr. Bailey has been our Chief Mortgage Operations Officer since February 2016 and holds the same title at PNMAC. Mr. Bailey served as our chief operations officer from March 2015 to February 2016, as our chief mortgage operations officer from May 2013 to March 2015 and, prior thereto, as our chief servicing officer since February 2013. Mr. Bailey also has served as the chief operations officer of PNMAC from March 2015 to February 2016, as the chief mortgage operations officer of PNMAC from November 2013 to March 2015, and, prior thereto, served as the chief servicing officer of PNMAC since March 2011. Mr. Bailey is responsible for directing our loan servicing and retail origination operations, including the implementation of the methods and programs directed at improving the value of acquired loans, as well as setting and managing performance goals for all aspects of the servicing and loan administration functions. Prior to joining PNMAC, Mr. Bailey served in a variety of executive and leadership positions within Countrywide (and Bank of America Corporation, as its successor) from May 1985 until February 2010. Mr. Bailey is a seasoned mortgage executive with deep experience in loan servicing and administration.

Andrew S. Chang. Mr. Chang has been our Chief Business Development Officer since February 2013. Mr. Chang also has served as Chief Business Development Officer of PNMAC since May 2008. Mr. Chang is responsible for our corporate development, portfolio acquisitions and investor relations, including communications with stockholders and the government-sponsored entities and other mortgage agencies. Prior to joining PNMAC, from June 2005 to May 2008, Mr. Chang was a director at BlackRock, Inc., a global investment management firm, and a senior member in its advisory services practice, specializing in financial strategy and risk management for banks and mortgage companies. Mr. Chang is an experienced financial services executive with substantial experience in corporate finance and mortgage banking.

Vandad Fartaj. Mr. Fartaj has been our Chief Capital Markets Officer since February 2013. Mr. Fartaj also has served as the Chief Capital Markets Officer of PNMAC since March 2010 and, prior thereto, as managing director, capital markets at PNMAC from April 2008 to March 2010. Mr. Fartaj is responsible for all capital markets and investment-related activities, including asset valuation, trading, hedging, secondary marketing, and risk management. Prior to joining PNMAC, he was employed in a variety of positions, including vice president, whole loan trading, at Countrywide Securities Corporation, a broker-dealer, where he was employed from November 1999 to April 2008. Mr. Fartaj has substantial experience with respect to capital markets, mortgage-related investments, and interest rate risk and credit risk management.

Jeffrey P. Grogin. Mr. Grogin has been our Chief Administrative and Legal Officer and Assistant Secretary since March 2015 and holds the same title at PNMAC. Prior thereto, he served as our chief administrative and legal officer and secretary since February 2013 and the chief administrative and legal officer and secretary of PNMAC from September 2011 to March 2015 and, prior thereto, as chief legal officer and secretary from the time of its formation to September 2011. Mr. Grogin is responsible for overseeing our legal management and affairs, administration and human resources. Mr. Grogin is an owner of Snood, LLC, a computer games publisher, where he has served as president since 1999. Mr. Grogin has significant experience in real estate, mergers and acquisitions, securities, and mortgage banking law.

Doug Jones. Mr. Jones has been our Chief Institutional Mortgage Banking Officer since March 2015 and, prior thereto, served as our chief correspondent lending officer from February 2013 to March 2015. Mr. Jones also has served as the Chief Institutional Mortgage Banking Officer of PNMAC since March 2015 and, prior thereto, the chief correspondent lending officer of PNMAC from March 2012 to March 2015. Mr. Jones is responsible for all business activities and production within our correspondent production business. Prior to joining PNMAC, Mr. Jones worked in several executive positions, including senior managing director, correspondent lending, at Countrywide (and Bank of America Corporation, as its successor) from 1997 until 2011, where he was responsible for managing and overseeing Countrywide’s correspondent and warehouse lending operations. Mr. Jones is an experienced mortgage banking executive with significant experience in the correspondent production and warehouse lending businesses.

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Anne D. McCallion. Ms. McCallion has been our Chief Financial Officer since January 2013 and also has been the Chief Financial Officer of PNMAC since May 2009. Ms. McCallion is responsible for overseeing our financial management, reporting and controls, and tax management. Prior to joining PNMAC, Ms. McCallion was employed by Countrywide (and Bank of America Corporation, as its successor), where she worked in a variety of executive positions, including deputy chief financial officer and senior managing director, finance, from 1991 to 2008. From January 2009 to March 2009, Ms. McCallion was an independent financial consultant. Ms. McCallion is a seasoned finance and accounting executive with considerable experience in the financial services industry and, more specifically, the mortgage banking sector.

Daniel S. Perotti. Mr. Perotti has been our Chief Asset and Liability Management Officer since November 2013 and holds the same title at PNMAC, where he has served since October 2013. Prior thereto, Mr. Perotti served as managing director of financial analysis and valuation of PNMAC from July 2010 to October 2013 and as a director of capital markets from June 2008 to July 2010. Mr. Perotti is responsible for oversight of balance sheets, analysis of realized and projected financial performance, and valuation of investment assets for us and the entities we manage. Prior to joining PNMAC in June 2008, Mr. Perotti was a vice president at BlackRock, Inc. and served as the head of the quantitative research team within its BlackRock Solutions business. Mr. Perotti has substantial experience in asset and liability management, financial analysis and valuation of assets.

David M. Walker. Mr. Walker has been our Chief Risk Officer since July 2015 and, prior thereto, served as our chief credit and enterprise risk officer from May 2013 to July 2015 and as our chief credit officer from February 2013. Mr. Walker has also served as the Chief Risk Officer of PNMAC since July 2015 and, prior thereto, served as its chief credit and enterprise risk officer from November 2013 to July 2015, as its chief operating officer and chief credit officer from September 2011 to November 2013 and as its chief credit officer from the time of its formation in January 2008 to September 2011. Mr. Walker is responsible for enterprise risk management credit risk management, mortgage compliance management, strategic planning and internal audit. From June 2002 to April 2007, Mr. Walker served in a variety of executive positions at Countrywide Bank, N.A., including chief credit officer and chief lending officer. From October 1992 to June 2002, Mr. Walker served in a variety of executive positions at Countrywide, including executive vice president of secondary marketing and managing director and chief credit officer. Mr. Walker is a seasoned financial services executive with significant experience in credit risk management.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of Class A common stock by (1) each person known to us to beneficially own more than 5% of the outstanding shares of Class A common stock, (2) each of our Directors and named executive officers, and (3) all of our Directors and executive officers as a group.

Beneficial ownership reflected in the table below is based on 22,047,491 shares of Class A common stock outstanding as of the record date, and, with respect to any individual, includes the total shares of Class A common stock beneficially owned by such individual and his or her personal planning vehicles. Beneficial ownership is determined with respect to each stockholder in accordance with the rules of the SEC by assuming that such stockholder (and no other stockholder) has exchanged all of its or his Class A Units of PNMAC for an equivalent number of shares of our Class A common stock.

Except as otherwise indicated below, the address for each person or entity listed in the table is c/o PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361.

	Class A Common Stock Beneficially Owned (1)
Beneficial Owner	Number	Percent	% of Total Voting Power and Total Economic Interest in PNMAC (2)
5% Stockholders
HC Partners LLC (3) 200 Clarendon Street, 59th Floor Boston, Massachusetts 02116	20,169,732	47.78%	26.51%
BlackRock, Inc.(4) 40 East 52nd Street New York, New York 10022	16,073,278	44.89%	21.13%
T. Rowe Price Associates, Inc. (5) 100 E. Pratt Street Baltimore, Maryland 21202	3,510,350	15.92%	4.61%
Entities affiliated with Leon G. Cooperman (6) 90 Park Avenue, 40th Floor New York, New York 10016	3,246,200	14.72%	4.27%
Entities affiliated with Richard Mashaal (7) 540 Madison Avenue, 32nd Floor New York, New York 10022	1,751,367	7.94%	2.30%
LMM LLC (8) 100 International Drive Baltimore, Maryland 21202	1,683,075	7.63%	2.21%
The Vanguard Group (9) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,201,822	5.45%	1.58%
Kurland Family Investments, LLC (10)	8,314,990	27.39%	10.93%

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	Class A Common Stock Beneficially Owned (1)
Beneficial Owner	Number	Percent	% of Total Voting Power and Total Economic Interest in PNMAC (2)
Directors and Named Executive Officers
Stanford L. Kurland (11)	8,852,351	28.65%	11.60%
David A. Spector (12)	1,795,461	7.53%	2.36%
Doug Jones (13)	801,109	3.51%	1.05%
Matthew Botein (14)	924,843	4.03%	1.22%
James K. Hunt	24,552	*	*
Patrick Kinsella	1,761	*	*
Joseph Mazzella (15)	754,953	3.31%	*
Farhad Nanji (16)	153,290	*	*
Mark Wiedman (17)	60,847	*	*
Emily Youssouf	2,705	*	*
Directors and executive officers as a group (17 persons)	18,775,276	45.97%	24.45%

______________

*	Represents less than 1.0%.

(1)	Subject to the terms of the exchange agreement, Class A Units of PNMAC not held by us are exchangeable at any time and from time to time for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and certain other transactions that would cause the number of outstanding shares of Class A common stock to be different than the number of Class A Units of PNMAC owned by PennyMac Financial Services, Inc. The number of shares of Class A common stock listed in this table as being beneficially owned as a result of Class A Units of PNMAC held by any entity or individual assumes an exchange of such Class A Units for shares of Class A common stock on a one-for-one basis. As of the record date, a total of 54,035,332 Class A Units were exchangeable for shares of Class A common stock.

(2)	Represents the percentage of voting power of the Class A common stock and Class B common stock of PennyMac Financial Services, Inc. voting together as a single class. Each holder of Class A Units of PNMAC other than us also holds one share of our Class B common stock. The shares of Class B common stock have no economic rights but entitle the holder, without regard to the number of shares of Class B common stock held, to a number of votes on matters presented to our stockholders that is equal to the aggregate number of Class A Units of PNMAC held by such holder. As a holder exchanges Class A Units of PNMAC for shares of our Class A common stock pursuant to the exchange agreement, the voting power afforded to the holder by its share of Class B common stock will be automatically and correspondingly reduced. Total economic interest in PNMAC is calculated as the percentage of all outstanding Class A Units of PNMAC beneficially held by the stockholder, directly or indirectly through PennyMac Financial Services, Inc., assuming that each share of Class A common stock held is equivalent to one Class A Unit of PNMAC.

(3)	Consists entirely of 20,169,732 Class A Units of PNMAC exchangeable for shares of Class A common stock.

(4)	Consists entirely of 512,631 shares of Class A common stock acquired in its role as an investment adviser for certain client accounts, 1,800,000 shares of Class A Common Stock received by BlackRock Mortgage Ventures, LLC upon exchange of its Class A Units of PNMAC on December 13, 2013, and 13,760,647 Class A Units of PNMAC exchangeable by BlackRock Mortgage Ventures, LLC for shares of Class A common stock. BlackRock Mortgage Ventures, LLC is indirectly wholly-owned by BlackRock, Inc. BlackRock, Inc. controls the voting and investment power with respect to the securities held by BlackRock Mortgage Ventures, LLC and, therefore, may be deemed to be the beneficial owner of the shares of Class A common stock beneficially owned by that entity. This information is as reported in the Schedule 13D filed on February 28, 2014 by BlackRock, Inc.

(5)	As reported in Amendment No. 3 to Schedule 13G filed with the SEC on February 11, 2016 by T. Rowe Price Associates, Inc., or T. Rowe Price. In the Schedule 13G/A, T. Rowe Price disclosed that it has the sole voting and dispositive power over 3,510,350 shares of Class A common stock as of December 31, 2015.

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(6)	As reported in the Amendment No. 1 to Schedule 13G filed on February 11, 2016 by Leon G. Cooperman. Consists of 100,000 shares of Class A common stock owned by Mr. Cooperman, 658,400 shares of Class A common stock owned by Omega Capital Partners, L.P., or Capital LP, 304,900 shares of Class A common stock owned by Omega Capital Investors, L.P., or Investors LP, 306,200 shares of Class A common stock owned by Omega Equity Investors, L.P., or Equity LP, 886,500 shares of Class A common stock owned by Omega Overseas Partners, Ltd., or Overseas, and 990,200 shares of Class A common stock held in managed accounts over which Leon Cooperman has investment discretion. Mr. Cooperman is the Managing Member of Omega Associates, L.L.C., or Associates. Associates is a private investment firm formed to invest in and act as general partner of investment partnerships or similar investment vehicles. Associates is the general partner of Capital LP, Investors LP, and Equity LP. These entities are private investment firms engaged in the purchase and sale of securities for investment for their own accounts. Mr. Cooperman is the president and majority stockholder of Omega Advisors, Inc., or Advisors, which serves as the investment manager to Overseas. Mr. Cooperman has investment discretion over portfolio investments of Overseas. Advisors also serves as a discretionary investment advisor to a limited number of institutional clients. Mr. Cooperman is the ultimate controlling person of Associates, Capital LP, Investors LP, Equity LP, and Advisors.

(7)	As reported in Amendment No. 3 to Schedule 13G jointly filed with the SEC on February 12, 2016 by Senvest Management, LLC, or Senvest, and Richard Mashaal, or Mr. Mashaal. In the Schedule 13G/A, Senvest disclosed that it has shared voting and dispositive power over 1,751,367 shares of Class A common stock, and Mr. Mashaal has shared voting and dispositive power over 1,751,367 shares of Class A common stock as of December 31, 2015. The shares are held in the accounts of Senvest Master Fund, L.P. and in a separately managed account, or the Investment Vehicles. Senvest serves as investment manager of the Investment Vehicles and Mr. Mashaal is the managing member of Senvest.

(8)	As reported in Amendment No. 2 to Schedule 13G filed jointly with the SEC on February 16, 2016 by LLM LLC, or LLM, and Legg Mason Opportunity Trust, a series of Legg Mason Investment Trust, or Trust. In the Schedule 13G/A, LLM and Trust disclosed that LLM has the sole voting and dispositive power over 1,683,075 shares of Class A common stock as of December 31, 2015 and Trust has the sole voting and dispositive power over 1,300,000 shares of Class A common stock as of December 31, 2015. Various accounts managed by LLM have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our shares of Class A common stock. Trust, an investment company registered under the Investment Company Act of 1940 and managed by LLM, held 1,300,000 shares of Class A common stock as of December 31, 2015.

(9)	As reported in a Schedule 13G filed with the SEC on February 11, 2016 by The Vanguard Group, or Vanguard. In the Schedule 13G, Vanguard disclosed that it has the sole voting power over 21,205 shares of Class A common stock, sole dispositive power over 1,180,617 shares of Class A common stock, and shared dispositive power over 21,205 shares of Class A common stock as of December 31, 2015.

(10)	Consists entirely of 8,314,990 Class A Units of PNMAC exchangeable for shares of Class A common stock. Stanford L. Kurland, as the sole manager of Kurland Family Investments, LLC, controls the voting and investment power with respect to the securities held by that entity and, therefore, may be deemed to be the beneficial owner of the shares of Class A common stock beneficially owned by that entity.

(11)	Includes 8,599,338 Class A Units of PNMAC exchangeable for shares of Class A common stock, including 8,314,990 Class A Units of PNMAC owned by Kurland Family Investments, LLC.

(12)	Includes 1,699,729 Class A Units of PNMAC exchangeable for Class A common stock, including 465,604 Class A Units of PNMAC owned by ST Family Investment Company LLC.

(13)	Includes 757,767 Class A Units of PNMAC exchangeable for shares of Class A common stock.

(14)	Includes 918,552 Class A Units of PNMAC exchangeable for shares of Class A common stock.

(15)	Includes 331,052 Class A Units of PNMAC exchangeable for shares of Class A common stock. Does not include 407,031 Class A Units of PNMAC owned by the Mazzella Family Irrevocable Trust. Mr. Mazzella is not a trustee of that entity and, therefore, would not be deemed to be the beneficial owner of the Class A Units of PNMAC held by that entity.

(16)	Includes 122,109 Class A Units of PNMAC exchangeable for shares of Class A common stock.

(17)	Includes 54,556 Class A Units of PNMAC exchangeable for shares of Class A common stock.

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COMPENSATION OF DIRECTORS

Non-Management Director Compensation

The following table summarizes the annual retainer fees paid to our non-management Directors during Fiscal 2015:

Base Annual Retainer, all non-management Directors	$65,000
Base Annual Retainer, Independent Lead Director	$20,000
Base Annual Retainer, all non-management committee members:
Audit and Compliance Committee	$7,750
Compensation Committee	$7,750
Governance and Nominating Committee	$5,750
Related-Party Matters Committee	$5,750
Finance Committee	$7,750
Additional Annual Retainer, all committee chairs:
Audit and Compliance Committee	$10,750
Compensation Committee	$10,750
Governance and Nominating Committee	$7,750
Related-Party Matters Committee	$7,750
Finance Committee	$10,750

In addition, our Directors are eligible to receive certain types of equity-based awards under our 2013 Equity Incentive Plan. Each independent Director newly elected or appointed to our Board is entitled to receive a one-time equity grant of approximately $87,000 in restricted stock units, or RSUs. Prior to the vesting of an RSU, such RSU is generally subject to forfeiture upon termination of service to us. During Fiscal 2015, each of Messrs. Botein, Hunt, Kinsella, Mazzella, Nanji and Wiedman and Ms. Youssouf received a grant of 4,543 time-based RSUs which vest ratably over a three (3) year period beginning on the one (1) year anniversary of the date of the grant, June 2, 2015, subject to continued service through each vesting date.

Policy Regarding Receipt of Shares in Lieu of Cash Director Fees. During 2014, the Board adopted a policy whereby non-management Director fees may be paid in cash or common stock at the election of each non-management Director. The number of shares of common stock delivered in lieu of any cash payment of Director fees shall be equivalent in value to the amount of forgone Director fees divided by the market value (as defined in the 2013 Equity Incentive Plan) of the common stock on the last market trading day preceding the day on which the Director fees otherwise would have been paid in cash to the non-management Director, rounded down to the nearest whole share. Further, all members of our Board will be reimbursed for their reasonable out of pocket costs and expenses in attending all meetings of our Board and its committees and certain other Company-related functions.

Change of Control. Upon a change of control (as defined in our 2013 Equity Incentive Plan), all outstanding equity awards granted to non-management Directors will be assumed, or substantially equivalent rights will be substituted, or the awards otherwise will be continued in a manner satisfactory to the Compensation Committee, by the acquiring or succeeding entity or its affiliate.

Non-Management Director Stock Ownership Guidelines. Non-management Directors are subject to stock ownership guidelines whereby each such Director is expected to hold common stock with a market value equal to $175,000. Non-management directors are expected to meet the ownership guidelines within five years from the date of appointment or election to Board. Each non-management Director who has been a member of our Board for five years or more is in compliance with the Company’s stock ownership guidelines. The Compensation Committee will annually review each Director’s progress towards meeting the stock ownership guidelines.

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2015 Director Compensation Table

The table below summarizes the compensation earned by each non-management Director who served on our Board for Fiscal 2015.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Matthew Botein	91,252	86,998	178,250
James K. Hunt	–	200,988	200,998
Patrick Kinsella	89,252	86,998	176,250
Joseph Mazzella	–	171,250	171,250
Farhad Nanji	–	185,998	185,998
Mark Wiedman	76,500	86,998	163,498
Emily Youssouf	78,500	86,998	165,498

_____________

(1)	Mr. Kurland, our Chairman of the Board and Chief Executive Officer, and Mr. Spector, a Director and our Executive Managing Director, President and Chief Operating Officer, are not included in this table as they are officers of our Company and thus receive no additional compensation for their services as Directors. Messrs. Kurland and Spector received compensation as officers of our Company for Fiscal 2015 as shown in the “2015 Summary Compensation Table.”

(2)	Reflects fees earned by the Director in Fiscal 2015, whether or not paid in such year. During Fiscal 2015, each of Messrs. Hunt, Mazzella and Nanji elected to receive his Director fees in shares of common stock in lieu of cash.

(3)	Reflects the grant date fair value, as determined in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or ASC 718, of RSUs granted to Messrs. Botein, Hunt, Kinsella, Nanji, Mazzella and Wiedman and Ms. Youssouf on June 2, 2015. For more information on the assumptions used in our estimates of value, please refer to Note 22—Stock-based Compensation in our Annual Report on Form 10-K filed on March 10, 2016. As of December 31, 2015, each of our Directors held an aggregate number of RSUs in the following amounts: Messrs. Botein, Hunt, Mazzella, Nanji and Wiedman - 9,692, Mr. Kinsella – 8,064 and Ms. Youssouf – 9,077.

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EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis proposed for voluntary inclusion in this Proxy Statement and, based on such review and discussions, the Compensation Committee recommended that our Board of Directors include the Compensation Discussion and Analysis in this Proxy Statement and our 2015 Annual Report on Form 10-K.

The Compensation Committee

Matthew Botein, Chairman James K. Hunt Farhad Nanji

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COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis provides a detailed description of our executive compensation programs and policies, the material compensation decisions made under such programs and policies with respect to our named executive officers, and the material factors that were considered in making those decisions. This discussion should be read together with the compensation tables and related disclosures set forth below. Our named executive officers, who include our Chief Executive Officer and two other most highly compensated executives and do not include our Chief Financial Officer, for Fiscal 2015 were:

•	Stanford L. Kurland, Director, Chairman of the Board and Chief Executive Officer;
•	David A. Spector, Director, Executive Managing Director, President and Chief Operating Officer; and
•	Doug Jones, Senior Managing Director, Chief Institutional Mortgage Banking Officer.

This compensation discussion and analysis is presented as follows:

•	Executive Summary
•	Executive Compensation Objectives and Philosophy
•	Executive Compensation Decision Making Process
•	Elements of Our Executive Compensation Program
•	Compensation Decisions Made in Fiscal 2015
•	Stock Ownership Guidelines
•	Employment and Change-in-Control Arrangements with Named Executive Officers

Executive Summary

Our Executive Compensation Program

The goals of our executive compensation program are to:

•	Create a pay-for-performance culture that rewards executives for high Company and individual performance;
•	Align the interests of our executives with those of our stockholders;
•	Facilitate the attraction, motivation and retention of highly talented executive leaders who will be crucial to our long-term success and ultimate sustainability; and
•	Encourage our executives to focus on the achievement of our annual and long-term business goals.

How We Pay Our Named Executive Officers

In order to achieve these objectives, the executive compensation program for our named executive officers consists of the following primary elements:

•	Annual Base Salary;
•	Annual Performance-Based Cash Bonuses; and
•	Long-Term Equity Awards.

Our named executive officers also participate in our broad-based retirement and benefit programs and receive certain perquisites.

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Pay-for-Performance Philosophy and Total Versus Realized Pay

Consistent with our pay-for-performance philosophy, a significant portion of our named executive officers’ 2015 compensation consisted of variable performance-based annual and long-term incentives. As an illustration of our commitment to pay for performance, below is our CEO’s total compensation over the last three years, as set forth in the Summary Compensation Table of this Proxy Statement and our past annual proxy statements, compared to the total amount of compensation realized by our CEO for each year.

Note: Total Realized Compensation is not a substitute for Total Compensation. Total Compensation is as set forth in the Summary Compensation Table in this Proxy Statement. Total Realized Compensation includes long-term incentive awards (e.g., nonstatutory stock options and performance-based RSUs), only to the extent they were “realized”, i.e. to the extent they were exercised or vested during the years described. During Fiscal 2015, there was no payout for performance-based RSUs and all stock options were “under water.”

Year	Salary ($)	Bonus ($)	Total Cash ($)	All Other Compensation ($)	Total Grant Date Fair Value of Long-Term Equity Incentive Opportunity ($)(1)	Total Realized Value of Long-Term Equity Incentive Opportunity ($)(2)	Total Grant Date Compensation ($)	Total Realized Compensation ($)
2013	950,000	2,750,000	3,700,000	95,950	2,582,130	–	6,378,080	3,795,950
2014	950,000	3,250,000	4,200,000	123,498	3,486,598	–	7,810,096	4,323,498
2015	953,370	4,250,000	5,203,370	127,435	4,741,526	–	10,072,331	5,377,435

____________

(1)	This amount represents the grant date fair value, as determined in accordance with ASC 718, of nonstatutory stock options and performance-based restricted stock units awarded on March 3, 2015 in the amounts of 161,529 and 193,835, respectively. The number of performance-based restricted stock units included in this column reflect the target payout levels.
(2)	During Fiscal 2015, there was no payout for performance-based RSUs and all stock options were “under water.”

Executive Compensation Objectives and Philosophy

The overall objectives of our executive compensation program are to attract, motivate, reward and retain high-quality talent. We believe that in order to achieve these objectives, our compensation and benefits programs must be competitive with executive compensation arrangements generally provided to similarly situated executive officers in our business markets, as well as at other companies in our industry where we compete for talent. The various components of our executive compensation program are designed to create a pay-for-performance culture that rewards executives for high Company and individual performance, align the interests of our executives with those of our stockholders, facilitate the attraction, motivation and retention of highly talented executive leaders, and encourage our executives to focus on the achievement of our annual and long-term business goals.

Our Compensation Committee aims to position the total compensation of our named executive officers at a level commensurate with the total compensation paid to other executives holding comparable positions at companies similar in industry, size, structure, scope and sophistication with which we compete for executive talent. Our Compensation Committee has structured our executive compensation program to meet these objectives.

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Executive Compensation Decision Making Process

Role of the Compensation Committee. The Compensation Committee has overall responsibility for recommending to our Board the compensation of our CEO and determining the compensation of our other named executive officers. Members of the Compensation Committee are appointed by the Board. Currently, the Compensation Committee consists of three members of the Board, Messrs. Botein, Hunt and Nanji, none of whom serve as our executive officers. Each of Messrs. Botein, Hunt and Nanji qualifies as an “independent director” under the rules of the NYSE. Each of Messrs. Hunt and Nanji qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and serves as a member of a subcommittee of the Compensation Committee that was formed to approve the grant of awards to certain individuals for purposes of Section 162(m) of the Code. See the section entitled “CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE, BOARD MEETINGS AND COMMITTEES — Committees of the Board of Directors — Compensation Committee.” Each year, the Compensation Committee conducts an evaluation of each named executive officer to determine if changes in such officer’s compensation are appropriate based on the considerations described below. At the Compensation Committee’s request, Mr. Kurland provides input for the Compensation Committee regarding the performance and appropriate compensation of the other named executive officers. The Compensation Committee gives considerable weight to Mr. Kurland’s evaluation of the other named executive officers because of his direct knowledge of each such officer’s performance and contributions.

The Role of the Outside Independent Compensation Consultant. Our Compensation Committee has the sole authority to retain, compensate and terminate any independent compensation consultant of its choosing in assessing our compensation programs and determining the appropriate, competitive levels of compensation for our executive officers. During Fiscal 2015, the Compensation Committee utilized Mercer (US) Inc., or Mercer, as its outside independent compensation consultant for this purpose. The Compensation Committee requested Mercer’s advice and counsel on various matters relating to executive and director compensation, including the following:

•	Conducting a review of the competitive market data (including base salary, annual incentive targets and long-term incentive targets) for our named executive officers.
•	Assessing our executive compensation peer group and recommending changes as necessary.
•	Assessing compensation levels within our peer group for named executive officers and other executive officers.
•	Assessing pay-for-performance alignment as compared to our peer group.
•	Reviewing historical financial performance for peer group companies under metrics used in our long-term incentive plan.
•	Providing market research on various issues as requested by our Company.
•	Preparing materials for and participating in Compensation Committee meetings, as requested.
•	Reviewing the Compensation Discussion and Analysis section of this Proxy Statement and other compensation-related disclosures, as requested.
•	Consulting with our Company regarding compensation strategy, internal communications related to equity compensation and compensation best practices.
•	Assisting in compensation plan designs and modifications, as requested.

Mercer did not provide any other services to us in Fiscal 2015. During 2015, the Compensation Committee also retained Mercer as its outside independent compensation consultant to provide advice and counsel regarding executive and director compensation to be paid in the fiscal year ending December 31, 2016.

Assessment of Outside Independent Compensation Consultant Conflicts of Interest. The Compensation Committee has reviewed whether the work provided by Mercer raises any conflicts of interest. Factors considered by the Compensation Committee include the following six factors specified by the NYSE rules: (1) other services provided to us by Mercer; (2) what percentage of Mercer’s total revenue is made up of fees from us; (3) policies or procedures of Mercer that are designed to prevent a conflict of interest; (4) any business or personal relationships between individual consultants involved in the engagement and Compensation Committee members; (5) any shares of our common stock owned by individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and Mercer or the individual consultants involved in the engagement. Based on its review of these factors and representations of Mercer, the Compensation Committee does not believe that Mercer has a conflict of interest with respect to the work performed for us or the Compensation Committee.

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The Use of Peer Group and Competitive Market Data. Our management and the Compensation Committee review competitive market data to assist in decision-making regarding our compensation and benefits programs. The market data reviewed includes both peer proxy data and survey data of companies similar in industry, size, structure, scope and sophistication, as provided by Mercer. Proxy data was gathered from proxy statements and other publicly filed documents. Survey data was gathered from the 2015 US Mercer Benchmark Database, which contains compensation data from over 3,000 participating organizations in the United States, Towers Watson Data Services Management Survey Reports, and McLagan’s Mortgage Banking survey reports. When our peer group was initially established in 2013, we selected companies with revenues and market values that were aspirational for our long-term goals. In Fiscal 2015, the Compensation Committee asked Mercer to undertake a comprehensive review of our current peer group. Mercer reviewed other public companies similar in industry, size, structure, scope and sophistication. Mercer and the Compensation Committee also took into consideration our dual class stock structure and the fact that a substantial portion of the equity interests of certain stockholders are evidenced solely by such stockholder’s ownership of Class A units of PNMAC which significantly constrains the amount of our shares of Class A common stock that is publicly traded. See the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

As a result of this review, the Compensation Committee removed GAMCO Investors, Inc., Lender Processing Services, Inc., Portfolio Recovery Associates, Inc. and Provident Financial Services from our peer group and added Black Knight Financial Services, CoreLogic, Inc., iStar Financial Inc., Ladder Capital Corp., MGIC Investment Corp., Springleaf Holdings Inc., Stewart Information Services and Walker & Dunlop Inc., creating the following peer group of 16 companies:

•         American Capital, Ltd

•         Flagstar Bancorp, Inc.

•         Black Knight Financial Services

•         CoreLogic, Inc.

•         iStar Financial Inc.

•         Ladder Capital Corp

•         MGIC Investment Corp

•         Nationstar Mortgage Holdings Inc.

•         Ocwen Financial Corporation

•         PHH Corporation

•         Radian Group Inc.

•         Redwood Trust, Inc.

•         Springleaf Holdings Inc.

•         Stewart Information Services

•         Walker & Dunlop Inc.

•         Walter Investment Management Corp.

The Compensation Committee believes that this revised peer group better reflects our competitors in the industry that currently conduct similar businesses and have comparable scales of operations. Together with its independent compensation consultant, the Compensation Committee intends to review this peer group periodically to ensure that it remains the appropriate comparable group.

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Governance and Other Considerations. The Compensation Committee, along with our Chief Executive Officer and Managing Director, Human Resources, continually assess our compensation programs and policies to evaluate whether they remain aligned with our efforts to create a pay-for-performance culture, align the interests of our named executive officers with our stockholders, balance risk and reward, and execute strong governance practices. The following actions and best practices are intended to provide for continued adherence to these principles:

What We Do	What We Don’t Do
✓ Utilize the services of Mercer, which is engaged directly by the Committee as an outside independent compensation consultant to advise on executive compensation matters.	✗ Permit our executives to engage in speculative and short-term trading, hedging, short sales or trading on margin involving our securities.
✓ Consult with our outside independent compensation consultant to reaffirm our determination that our compensation programs are not designed to encourage excessive risk taking.	✗ Entitle our executives to automatic base salary increases.
✓ Engage in careful consideration of stockholder feedback regarding compensation.	✗ Maintain a supplemental executive retirement plan (SERP) for named executive officers.
✓ Engage in active stockholder discussions regarding compensation and governance related issues.	✗ Provide for excise tax gross-ups of perquisites.
✓ Ensure that our long-term equity incentive awards are significantly weighted towards performance-based equity vehicles (1/3 nonstatutory stock options and 2/3 performance-based restricted stock units).	✗ Provide for guaranteed minimum levels of total compensation in our employment agreements.

Compensation Policies and Practices As They Relate to Our Risk Management. We have designed our executive compensation program to reward strong Company and individual performance. Company performance objectives are based on our overall performance rather than on only a few discrete performance measures related to a particular aspect of our Company’s business. We believe that this structure, as further explained below, minimizes risks resulting from compensation practices.

Our Compensation Committee believes that its compensation policies and practices for all employees, including our named executive officers, do not create risks that are reasonably likely to have a material adverse effect on us. We believe that appropriate safeguards are in place with respect to our compensation programs and policies that assist in mitigating excessive risk-taking that could harm the value of our Company or reward poor judgment by our executives and employees.

In that regard, the Compensation Committee requested assistance from Mercer in reviewing our compensation policies and practices. Based on its review, the Compensation Committee concluded that our compensation policies and practices as they apply to all employees, including our named executive officers, are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not create risks that are reasonably likely to have a material adverse effect on our Company.

As part of the review, numerous factors were noted that reduce the likelihood of excessive risk-taking, which include, but are not limited to, the following:

•	Our compensation mix is balanced among fixed components such as salary and benefits, variable components such as annual performance-based cash bonuses, and long-term equity awards including performance-based RSUs and stock options.
•	Our named executive officers are subject to stock ownership guidelines that require a certain minimum level of stock ownership.
•	Our Compensation Committee has ultimate authority to determine, and adjust, if appropriate, compensation provided to our executive officers, including each of the named executive officers.
•	Our Compensation Committee has the authority to retain any advisor it deems necessary to fulfill its obligations.

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Elements of our Executive Compensation Program

Our executive compensation program consists of three primary elements: annual base salary, annual performance-based cash bonuses and long-term equity awards. The table below provides a snapshot of those primary elements and describes why each element is provided.

Compensation Element	Characteristics	Performance Based?	Primary Purpose
Annual Base Salary	Fixed compensation	NO

•  Provides a competitive fixed amount of cash compensation based on individual performance, level of responsibility, experience, internal equity and competitive pay levels

•  Compensates executives for expected day-to-day individual performance

•  Supports attraction and retention of talented executives

Annual Performance-Based Cash Bonuses	Variable compensation opportunity contingent on achievement of corporate financial and operational goals	YES

•  Aligns executive compensation with annual performance

•  Provides competitive short-term incentive opportunity for achieving financial, operational and strategic objectives

•  Supports attraction and retention of talented executives

Long-Term Equity Awards (performance-based restricted stock units and nonstatutory stock options)	Variable compensation opportunity contingent on measurable and objective performance criteria established at the beginning of the measurement period	YES

•  Creates incentives for performance

•  Further aligns our executives’ long-term interests with those of our stockholders

•  Recognizes executive’s individual performance and future contributions

•  Supports attraction and retention of talented executives

•  Provides a direct correlation of realized pay to operating and stock price performance

•  Provides a total compensation opportunity with payouts varying based on our operating, financial and stock price performance

Our named executive officers also receive other benefits, including health, dental and vision insurance; vacation, holidays and sick days; life, accidental death and dismemberment and long-term disability insurance; and 401(k) plan matching. In addition, certain of our named executive officers receive minimal perquisites including an automobile allowance, reimbursement for tax advice and financial counseling, use of corporate aircraft and gross-ups related to payment of self-employment tax liabilities.

We tailor our executive compensation program each year to provide what we consider to be a proper balance of these basic elements. In recent years, the executive compensation program has been weighted toward long-term equity awards and performance-based cash bonuses, rather than toward annual base salaries, in order to ensure that a significant portion of compensation is tied to company and stock performance and to maximize retention. We are in the process of designing future awards for our executive officers, including our named executive officers, and are committed to ensuring that our executive compensation program remains generally consistent with market practices and focused on long-term performance.

During Fiscal 2015, 91% of Mr. Kurland’s executive compensation, 91% of Mr. Spector’s executive compensation and 87% of Mr. Jones’ executive compensation was comprised of performance-based annual and long-term incentives.

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Compensation Decisions Made in Fiscal 2015

Annual Base Salaries

In setting annual base salaries, the Compensation Committee generally considers benchmarking data derived from a review of the proxy statement disclosures of our peer group, various survey sources including the Mercer Benchmark Database, and, in the case of the named executive officers other than Mr. Kurland, CEO recommendations and assessments of the performance of the individual named executive officers. The Compensation Committee uses the data from these market surveys to ensure that it establishes reliable points of reference to determine whether and to what extent it is establishing competitive levels of compensation for our named executive officers.

During Fiscal 2015, in connection with the execution of new employment agreements with Messrs. Kurland and Spector, the Compensation Committee increased the annual base salary for Mr. Kurland from $950,000 to $1,000,000 and the annual base salary for Mr. Spector from $500,000 to $550,000, effective as of December 8, 2015. The Compensation Committee believed that these increases were appropriate given the competitive market for their services, as well as their individual performances and strong leadership skills.

Annual Performance-Based Cash Incentives

During Fiscal 2015, our named executive officers received annual performance-based cash incentives. These annual performance-based cash incentive amounts were based on an assessment of a number of factors, including our Company’s performance, individual performance and execution of our strategic initiatives. Based on such assessment, the CEO made a recommendation to the Compensation Committee regarding annual performance-based cash incentive amounts for Messrs. Spector and Jones. The Compensation Committee then reviewed and approved management’s recommendation regarding annual performance-based cash incentive amounts.

The table below summarizes the annual performance-based cash bonuses awarded during Fiscal 2015:

Name	Bonus
Stanford L. Kurland	$3,250,000
David A. Spector	$2,200,000
Doug Jones	$1,000,000

Annual Long-Term Equity Awards

In determining the equity awards granted in Fiscal 2015, the Compensation Committee considered, among other factors, the recommendations of management and various reports that Mercer provided. The Compensation Committee also considered (i) the value of the proposed equity awards; (ii) the historical equity awards previously granted to each named executive officer and the corresponding values at the time of the consideration of the 2015 grants; (iii) the value of share grants to our named executive officers providing comparable services at our industry and sector peers; (iv) the titles and responsibilities of each named executive officer and the Compensation Committee’s perception regarding the quality of the services provided by each named executive officer in carrying out those responsibilities; (v) our financial and operating performance in the past year and our perceived future prospects; and (vi) general market practices. The Compensation Committee considered these multiple factors in determining whether to increase or decrease the amounts of the prior year’s equity award grants. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The share amounts were determined on a subjective basis, using the various factors, in the Compensation Committee’s sole discretion.

Non-Statutory Stock Options. During Fiscal 2015, our named executive officers were awarded non-statutory stock options. The stock option award agreement provides for the award of stock options to purchase the optioned shares. In general, and except as otherwise provided by the Compensation Committee, one-third (1/3) of the optioned shares will vest in a lump sum on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary (with certain exceptions as specified under the award agreement or the provisions of our 2013 Equity Incentive Plan), and each stock option will have a term of ten years from the date of grant. Additionally, the stock options expire (1) immediately upon termination of the holder’s employment or other association with us for cause, (2) one year after the holder’s employment or other association is terminated due to death or disability, and (3) three months after the holder’s employment or other association is terminated for any other reason.

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Performance-Based Restricted Stock Units. During Fiscal 2015, our named executive officers also were awarded performance-based RSUs. The performance-based RSU award agreement provides for the award of performance-based RSUs to obtain, upon the vesting of each RSU, a variable number of shares of our Class A common stock. The number of shares received upon vesting of performance-based RSUs is determined based on the attainment of the performance goals, subject to conditions including continued employment throughout the performance period.

During Fiscal 2015, the Committee modified the design of our performance-based restricted stock units and replaced total shareholder return with return on equity as a performance component. Vesting of the target award amount is tied to the achievement of certain earnings per share and return on equity metrics during the performance period, with 40% of the target amount earned if the threshold performance level is met, 100% of the target amount earned if the target performance level is met and 120% of the target amount earned if the highest performance level is met. The combined payout that is determined based on the earnings per share and return on equity components is then multiplied by a factor of 0% to 100% for named executive officers based on an individual effectiveness rating ranging from unsatisfactory to outstanding. Holders of performance-based restricted stock units do not have any voting rights or dividend rights with respect to those units.

A summary of the performance-based restricted stock units granted to our named executive officers during 2015 is provided below:

Performance-Based Restricted Stock Units	Performance Component	Target	% of Total
	1. Earnings Per Share (EPS)	$7.19 - Cumulative Diluted Earnings Per Share	50%
	2. Return on Equity (ROE)	26.5% - Annualized Return on Equity (1)	50%
	3. Individual Effectiveness	100% - Outstanding	Multiplier

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(1) Calculated by dividing GAAP pre-tax income by average shareholders’ equity for the period, as reported by the company.

The table below summarizes the grant date fair value of the annual long-term equity awards made on March 3, 2015:

Name	Grant Date Fair Value of Stock Options	Number of Stock Options	Grant Date Fair Value of Performance-Based RSUs	Number of Performance-Based RSUs	Total Grant Date Fair Value of Long-Term Equity Incentive Opportunity
Stanford L. Kurland	$1,345,537	161,529	$4,075,187	232,602	$5,420,724
David A. Spector	$509,130	61,120	$1,541,988	88,013	$2,051,118
Doug Jones	$198,496	23,829	$601,181	34,314	$799,677

The options have an exercise price of $17.52 and a Black-Scholes Value of $8.33 at the date of grant. The performance-based RSUs are reported at the maximum payout level based on current performance levels and have a grant date fair value of $17.52, which reflects the underlying performance and financial condition of such performance-based RSUs.

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We believe that our executive compensation program objectives have resulted in decisions regarding executive compensation that have appropriately encouraged growth in our businesses and the achievement of financial goals, thus benefiting our stockholders and generating long-term stockholder value. Although not reflected in our stock price, our financial results confirm that we had a strong 2015 fiscal year, driven by continued revenue growth in each of our reporting segments – loan production, loan servicing and investment management. Summarized below are key highlights (1) of our financial performance for Fiscal 2015:

•	Total net revenue was $713.1 million for Fiscal 2015, up 38 percent from Fiscal 2014.
•	Pretax income totaled $279.2 million for Fiscal 2015, up 25 percent from Fiscal 2014.
•	Loan production totaled $48.4 billion in unpaid principal balance, or UPB, for Fiscal 2015, up 67 percent from Fiscal 2014.
•	Servicing portfolio reached $160.3 billion in UPB at the end of Fiscal 2015, up 51 percent from the end of Fiscal 2014.

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(1)	For complete information regarding our Fiscal 2015 performance, stockholders should read “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the audited consolidated financial statements and accompanying notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 10, 2016 and is being made available to stockholders with this Proxy Statement as a part of our 2015 Annual Report to Stockholders.

These achievements highlight the strength of our business model and continued growth momentum in our industry. We remain dedicated to building a solid and competitive operational foundation that drives stockholder value and the compensation decisions made by our Compensation Committee during 2015 reflect that commitment.

Stock Ownership Guidelines

Our stock ownership guidelines, which were approved by our Compensation Committee during Fiscal 2016, are intended to further the objective of aligning the interests of our executives with those of our stockholders. The stock ownership guidelines provide that our NEOs and other executive officers should accumulate a minimum number of shares equal in value to a multiple of their base salary over a specified time frame.

The Compensation Committee consulted with Mercer to determine competitive market practice and then approved the following executive officer stock ownership guidelines (as a multiple of base salary):

Executive Officer Title	Stock Ownership
Chairman of the Board and Chief Executive Officer	5x
Executive Managing Director, President and Chief Operating Officer	3x
Senior Managing Director and Chief Institutional Mortgage Banking Officer	3x
Other Executive Officers	2x

For purposes of the guidelines, stock ownership includes common stock owned directly, in-the-money value of exercisable stock options, PNMAC Class A units, restricted stock awards and performance-based restricted stock units. The types and amounts of stock-based awards are intended, in part, to facilitate the accumulation of sufficient shares by our executives to allow them to meet the stock ownership guidelines within the applicable timeline. Each executive officer is expected to meet the respective level of stock ownership within five years of becoming subject to such guidelines. The Compensation Committee will annually review each executive officer’s progress towards meeting the stock ownership guidelines. Each of our executive officers is presently in compliance with the Company’s stock ownership guidelines.

Employment and Change-in-Control Arrangements with Named Executive Officers

Employment Agreements. On December 8, 2015, we and PNMAC entered into a new employment agreement with Mr. Kurland, pursuant to which he will continue to serve as our Chairman of the Board and Chief Executive Officer and the Chief Executive Officer of PNMAC. On that same date, we and PNMAC also entered into a new employment agreement with Mr. Spector, pursuant to which he will continue to serve as a member of our Board and our Executive Managing Director, President and Chief Operating Officer and the Executive Managing Director, President and Chief Operating Officer of PNMAC. The terms of the employment agreements are described below.

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The new employment agreements, each of which has a three year term, provide Mr. Kurland with an annual base salary of $1,000,000 and Mr. Spector with an annual base salary of $550,000, in each case, increased annually at a rate determined by our Board and Compensation Committee. Mr. Kurland and Mr. Spector are also entitled to receive both cash and equity incentive compensation each year during the term of the employment agreements, awarded at levels determined by our Board and Compensation Committee. No other executives have employment agreements.

All equity awards are granted pursuant to our 2013 Equity Incentive Plan and are subject to vesting requirements as specified in the relevant award agreement. Pursuant to the employment agreements, any unvested awards shall immediately vest upon the death or disability of the executive, a termination by us other than for cause (as defined in the employment agreement), a termination by the executive for good reason (as defined in the employment agreement), or the expiration of the term of the employment agreement before any new agreement is reached. All nonstatutory options granted pursuant to our 2013 Equity Incentive Plan are exercisable, subject only to vesting provisions, for a period of ten years from the date of grant, and are eligible for cashless exercise in all circumstances.

The agreements also provide for the accrual of twenty days of paid time off at the executive’s regular base pay rate during each year of the term, medical benefits, reimbursement for expenses related to tax advice and financial counseling not to exceed $25,000, an automobile allowance of $1,500 per month, reimbursement of reasonable business expenses, payment for expenses related to self-employment tax liabilities, and participation in such other benefits programs as are provided to our executives generally.

Each of these employment agreements provides for compensation and obligations in the event of certain terminations of employment. Upon a termination due to death or disability, a termination by us without cause, or a termination by the executive for good reason, in addition to any other amounts required by law to be paid to him, the executive would be entitled to the pro rata portion of any bonus earned but unpaid for the year during which the agreement is terminated, and we will generally reimburse the executive or his estate for any amounts paid by him or his estate for coverage of him and his family under our group health medical benefits plan pursuant to the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for as long as the executive or his family is eligible to receive such benefits under COBRA. Upon a termination due to death, the executive’s estate will also receive severance payments equal to his base salary for a period of 6 months following such termination.

Upon the expiration of the term of the employment agreement or either upon a termination by us other than for cause or a termination by the executive for good reason, the executive will also serve as a consultant to us for an eighteen-month period commencing on the termination date and provide consultation to the designated successor (or successors), other senior executives and the Board. During the consulting period, the executive will receive in monthly installments, payments equal to one-twelfth of the executive’s median annual base salary and one-twelfth of the executive’s median annual incentive compensation, as calculated based on the executive’s annual base salary and target incentive compensation for the year in which the termination date occurs and his annual base salary and actual incentive compensation for the two preceding years. During the consulting period, the executive is precluded from engaging in services for a business that competes with ours. Each employment agreement also provides that for 18 months following a termination of employment, the executive will not, directly or indirectly, solicit or induce any of our employees, consultants, independent contractors, agents or representatives of our Company, or those of our affiliates, to discontinue employment or engagement with us or our affiliates, or otherwise interfere with those relationships.

For purposes of the employment agreement, the executive will have “good reason” if PNMAC (1) materially breaches the employment agreement; (2) requires Mr. Kurland to report to anyone other than the Board or requires Mr. Spector to report to anyone other than the chief executive officer of PNMAC or the Company or the Board; (3) requires that the executive be based anywhere more than fifty (50) miles from the office where he is located as of effective date of the employment agreement; (4) takes any other action which results in a material diminution or adverse change in the executive’s status, title, position, compensation, or responsibilities as of the effective date, other than an insubstantial action not taken in bad faith and remedied promptly after receipt of notice by the executive; or (5) fails to indemnify and advance all expenses to the executive in response to a proper request for indemnity and advancement). In addition, Mr. Kurland will have “good reason” to terminate his employment agreement at his option at any time on or after June 11, 2017, subject to certain notice provisions set forth in the employment agreement.

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Potential Payments Upon Termination or Change in Control. Pursuant to our 2013 Equity Incentive Plan and subject to any contrary provisions in any applicable award agreement, upon the occurrence of a change of control:

•	all outstanding unvested awards and awards subject to a risk of forfeiture, other than awards conditioned on the achievement of performance goals, will immediately become vested in full and no longer be subject to any risk of forfeiture unless they are assumed or otherwise continued in a manner satisfactory to the Committee, or substantially equivalent rights are provided in substitution for such awards, in each case by the acquiring or succeeding entity or one of its affiliates; and

•	if a pro rata portion of the performance goals under awards conditioned on the achievement of performance goals or other business objectives has been achieved as of the effective date of the change of control, then such performance goals or other business objectives shall be deemed satisfied as of such change of control with respect to a pro rata portion of the number of shares subject to the original award. The pro rata portion of the performance goals or other business objectives and the number of shares subject to the original awards shall each be based on the length of time within the performance period which has elapsed prior to the change of control. The pro rata portion of any award deemed earned in this manner will be paid out within 30 days following the change of control. The remaining portion of such an award that is not eligible to be deemed earned as of the change of control will be deemed to have been satisfied, earned, or forfeited as of the change of control in such amounts as the Committee shall determine in its sole discretion unless that remaining portion is assumed by the acquiring or succeeding entity or one of its affiliates, which will be deemed to occur if that remaining portion is subjected to (i) comparable performance goals based on the post-change of control business of the acquiror or succeeding entity or one of its affiliates, and (ii) a measurement period using a comparable period of time to the original award, each in a manner satisfactory to the Committee.

A change of control is defined as the occurrence of any of the following: (1) a transaction, as described above, unless securities possessing more than 50% of the total combined voting power of the resulting entity or ultimate parent entity are held by one or more persons who held securities possessing more than 50% of the total combined voting power of our Company immediately prior to the transaction; (2) any person or group of persons, excluding us and certain other related entities, directly or indirectly acquires beneficial ownership of securities possessing more than 20% of the total combined voting power of our Company, unless pursuant to a tender or exchange offer that our Board recommends stockholders accept; (3) over a period of no more than 36 consecutive months there is a change in the composition of our Board such that a majority of our Directors ceases to be composed of individuals who either (i) have been Directors continuously since the beginning of that period, or (ii) have been elected or nominated for election as members of our Board during such period by at least a majority of the remaining members of our Board who have been Directors continuously since the beginning of that period; or (4) a majority of the members of our Board vote in favor of a decision that a change of control has occurred.

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COMPENSATION TABLES

2015 Summary Compensation Table

The following “2015 Summary Compensation Table” presents compensation earned by our principal executive officer and our two other most highly compensated persons serving as executive officers as of the end of Fiscal 2015. Prior to our formation in December 2012, Mr. Kurland served as the principal executive officer of PNMAC and Messrs. Spector and Jones served as executive officers of PNMAC. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Stanford L. Kurland	2015	953,370	4,250,000	3,395,989	1,345,537	127,435	10,072,331
Director, Chairman of the Board and Chief Executive Officer	2014	950,000	3,250,000	1,921,505	1,565,093	123,498	7,810,096

David A. Spector	2015	503,370	3,000,000	1,284,987	509,130	110,806	5,408,293
Director, Executive Managing Director, President and Chief Operating Officer	2014	500,000	2,200,000	726,984	592,145	100,520	4,119,649

Doug Jones	2015	325,000	1,500,000	500,984	198,496	359,058	2,883,538
Senior Managing Director and Chief Institutional Mortgage Banking Officer	2014	325,000	1,000,000	283,705	231,089	358,234	2,198,028

_______________

(1)	The amounts in this column represent the total amount of bonus earned by the named executive officers for Fiscal 2015 and the fiscal year ended December 31, 2014, or Fiscal 2014, whether or not paid in such years.

(2)	The amounts shown in this column in respect of 2015 and 2014 represent the grant date fair value, as determined in accordance with ASC 718, of the performance-based restricted stock units awarded on March 3, 2015 and February 26, 2014 in the amounts of 193,835 and 153,108 for Mr. Kurland, 73,344 and 57,927 for Mr. Spector, and 28,595 and 22,606 for Mr. Jones, respectively, pursuant to our 2013 Equity Incentive Plan. See “—2015 Outstanding Equity Awards at Fiscal Year-End” below. The value of the performance-based restricted stock units awarded on March 3, 2015 and February 26, 2014, assuming that the highest level of performance conditions will be achieved, is $4,075,187 and $3,518,422 for Mr. Kurland, $1,541,984 and $1,331,162 for Mr. Spector, and $601,181 and $519,486 for Mr. Jones, respectively.

(3)	The amounts shown in this column represent the grant date fair value, as determined in accordance with ASC 718, of the nonstatutory stock options awarded on March 3, 2015 and February 26, 2014 in the amounts of 161,529 and 191,098 for Mr. Kurland, 61,120 and 72,301 for Mr. Spector, and 23,829 and 28,216 for Mr. Jones, respectively, pursuant to our 2013 Equity Incentive Plan. See “—2015 Outstanding Equity Awards at Fiscal Year-End” below.

(4)	All Other Compensation for all three named executive officers consists of insurance premiums and gross-up payments for the payment of self-employment tax liabilities by each named executive officer. We paid gross-up payments to the named executive officers in the following amounts: $68,247 for Mr. Kurland, $46,497 for Mr. Spector and $26,559 for Mr. Jones during Fiscal 2015 and $60,904 for Mr. Kurland, $41,329 for Mr. Spector and $23,929 for Mr. Jones during Fiscal 2014. PNMAC paid insurance premiums on behalf of the named executive officers in the following amounts: $13,197 for Mr. Kurland, $17,992 for Mr. Spector and $9,199 for Mr. Jones during Fiscal 2015 and $15,813 for Mr. Kurland, $18,485 for Mr. Spector and $9,885 for Mr. Jones during Fiscal 2014. PNMAC paid an automobile allowance to the named executive officers in the following amounts: $18,000 for Mr. Kurland and $18,000 for Mr. Spector during Fiscal 2015 and $18,000 for Mr. Kurland and $18,000 for Mr. Spector during Fiscal 2014. PNMAC paid spousal travel expenses of $4,282 for Mr. Kurland and $3,318 for Mr. Spector during Fiscal 2015. We provided reimbursement for expenses related to tax advice and financial counseling to the named executive officers in the following amounts: $23,710 for Mr. Kurland and $25,000 for Mr. Spector during Fiscal 2015 and $25,000 for Mr. Kurland and $19,550 for Mr. Spector during Fiscal 2014.

With respect to Mr. Jones, All Other Compensation also includes a $10,400 contribution paid by PNMAC to his 401(k) plan, $900 for mobile phone expenses, and $311,988 in restricted share units awarded by PMT to Mr. Jones for Fiscal 2015 and a $10,400 matching contribution paid by PNMAC to his 401(k) plan, $375 for mobile phone expenses, and 14,900 restricted share units awarded by PMT to Mr. Jones in Fiscal 2014, consistent with its compensation program and philosophy, and recorded by PNMAC as a portion of its compensation expense and PCM’s management fees.

In addition, restricted share units were awarded by PMT to Mr. Kurland and Mr. Spector during Fiscal 2015 and Fiscal 2014, consistent with its compensation program and philosophy. The restricted share units were granted on February 24, 2015 and June 3, 2014, and have grant date fair values, as determined in accordance with ASC 718, of $1,678,985 and $1,686,105 for Mr. Kurland, and $1,151,000 and $1,155,645 for Mr. Spector, respectively. The restricted share units vest in four equal annual installments beginning on the one-year anniversary of the grant date and entitle each named executive officer to receive dividend equivalents during the vesting period. These grant date fair values are not included in All Other Compensation for Mr. Kurland and Mr. Spector.

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2015 Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding equity awards of our named executive officers as of the end of Fiscal 2015:

		Option Awards (1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Unearned Shares or Units of Stock Granted That Have Not Vested (#)	Market Value of Unearned Shares or Units of Stock Granted That Have Not Vested ($)(2)
Stanford L. Kurland	03/03/2015	—	161,529	17.52	03/02/2025	232,602 (3)	3,572,767
	02/26/2014	63,700	127,398	17.26	02/25/2024	114,831 (4)	1,763,804
	06/13/2013	71,770	35,886	21.03	06/12/2023	67,285 (5)	1,033,498

David A. Spector	03/03/2015	—	61,120	17.52	03/02/2025	88,013 (3)	1,351,880
	02/26/2014	24,101	48,200	17.26	02/25/2024	43,445 (4)	667,315
	06/13/2013	27,156	13,579	21.03	06/12/2023	25,460 (5)	391,066

Doug Jones	03/03/2015	—	23,829	17.52	03/02/2025	34,314 (3)	527,063
	02/26/2014	9,406	18,810	17.26	02/25/2024	16,955 (4)	260,429
	06/13/2013	10,588	5,294	21.03	06/12/2023	9,927 (5)	152,479

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(1)	One-third (1/3) of the optioned shares will vest in a lump sum on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary.

(2)	Per share value of stock awards is $15.36 based on the closing price of the Class A common stock on the NYSE on December 31, 2015.

(3)	The indicated number of unearned units consists entirely of the performance-based RSUs with a performance period that ends on December 31, 2017 and is described above under the heading “--Elements of our Executive Compensation Program--Annual Long-Term Equity Awards.” Based on current performance levels, these RSUs are reported at the maximum payout level.

(4)	The indicated number of unearned units consists entirely of performance-based RSUs with a three-year performance period that ends on December 31, 2016. Based on current performance levels, these RSUs are reported at a weighted average payout level using the threshold level for the total stockholder return performance component of these RSUs and the target level for the earnings per share performance component of these RSUs.

(5)	The indicated number of unearned units consists entirely of performance-based RSUs with a performance period that ended on December 31, 2015 and, based on actual performance levels, are reported at the threshold payout level. In 2016, we determined that none of these RSUs had vested based on the applicable performance criteria during the performance period and all of these RSUs expired without being settled for any shares of our stock.

401(k) Plan

PNMAC maintains a tax-qualified 401(k) retirement plan for all employees who satisfy certain eligibility requirements. Under our 401(k) plan, employees may elect to defer a portion of their eligible compensation subject to applicable annual Code limits. Under the 401(k) plan, PNMAC makes matching contributions to participants equal to 100% of the participant’s elective deferrals, up to a maximum of $10,600. We intend for the 401(k) plan to qualify under Section 401(a) and 501(a) of the Code so that contributions by employees to the 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of three Directors, Messrs. Botein, Hunt and Nanji. None of the members of our Compensation Committee is or has at any time been one of our officers or employees. None of them has ever served as an officer or employee of our Company or any of our affiliates or has any other business relationship or affiliation with our Company, except his or her service as a Director. During Fiscal 2015, none of our executive officers served as a director or a member of the compensation committee of another entity, one of whose executive officers was a Director or a member of our Compensation Committee.

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Compensation Risks

The Compensation Committee is responsible for determining if there are any inherent potential risks in our executive compensation programs and seeks to structure such programs in a manner that rewards high Company and individual performance but does not incent our executive officers to take risks that are reasonably likely to have a material adverse effect on our Company. In addition to cash compensation that is paid to officers and employees of our subsidiary, PNMAC, we also use long-term incentive compensation in the form of performance-based RSUs and nonstatutory stock options, which we issue under our 2013 Equity Incentive Plan. The performance objectives for the performance-based RSUs are based on our overall performance rather than on only a few discrete performance measurements related to a particular aspect of our business. We believe that equity-based awards are consistent with our stockholders’ interest in book value growth as these individuals will be provided with less of an incentive to take short-term risk and more of an incentive to grow book value for stockholders over time. Accordingly, we do not believe that our compensation policies and practices would be reasonably likely to have a material adverse effect on our Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below certain transactions, during and since our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of the Directors, executive officers or holders of more than 5% of the membership interests of PNMAC, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our Directors and named executive officers are described elsewhere in this Proxy Statement. For a complete description of the management agreements, servicing agreements and other agreements with PMT described below, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 10, 2016 and is being made available to stockholders with this Proxy Statement.

Exchange Agreement

We have entered into an exchange agreement with all of the owners of Class A Units of PNMAC other than us that entitles those owners to exchange their Class A Units of PNMAC for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and certain other transactions that would cause the number of outstanding shares of Class A common stock to be different than the number of Class A Units of PNMAC owned by us. Those owners are able to exercise their exchange rights at any time. In addition, we can require those owners to exercise their exchange rights (i) in connection with a change of control of our Company or (ii) if no holder of Class A Units of PNMAC (other than us) holds 3% or more of all Class A Units of PNMAC, in each case unless the cash and, in the case of a change of control, marketable securities that they would receive in connection with such exchange (including the after-tax value of amounts received pursuant to the tax receivable agreement and any amounts advanced to them by us, which advanced amounts will be repaid upon the sale of the Class A common stock received in the exchange) would not be sufficient to cover the taxes that those owners would become liable for as a result of such exchange. Even if that cash would not be sufficient to cover their taxes, we can still require those owners to exchange if no holder holds more than 3% of all Class A Units of PNMAC by electing to effect the exchange at 110% of the exchange rate otherwise in effect. We can also require an owner who is an officer or employee to exercise his or her exchange rights, upon the termination of his or her employment. If we have distributed excess cash or property to our stockholders prior to an exchange of Class A Units of PNMAC by an owner pursuant to the exchange agreement, then upon such exchange such owner will also receive, in respect of each share of Class A common stock issued in such exchange, the amount of such excess cash or property that was distributed in each such prior distribution in respect of each share of Class A common stock outstanding at the time of such prior distribution. Excess property consists of any property, other than cash, that was not distributed to us. by PNMAC. Excess cash consists of any amount by which the cumulative amount of all cash distributed by us to our stockholders exceeds (i) the cumulative amount of all cash distributed to us by PNMAC, less (ii) the cumulative amount of all cash payments made by us for any purpose other than repaying debt or making distributions to our stockholders, each measured as of the time of the exchange of Class A Units of PNMAC. The exchange agreement provides, however, that voluntary exchanges must be for the lesser of a stated minimum number of Class A Units of PNMAC or all of the vested Class A Units of PNMAC held by such owner. The exchange agreement also provides that an owner will not have the right to exchange Class A Units of PNMAC if we determine that such exchange would be prohibited by law or regulation or would violate other agreements with PNMAC to which the owner may be subject. We may impose additional restrictions on exchanges that we determine to be necessary or advisable so that PNMAC is not treated as a “publicly traded partnership” for United States federal income tax purposes.

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Stockholder Agreements

We have entered into separate stockholder agreements with BlackRock and Highfields which provide that our Board will consist of no more than nine directors as long as those entities and their affiliates hold at least 10% of the voting power of our outstanding shares of capital stock. Those agreements also provide that each of BlackRock and Highfields will have the right to nominate two individuals for election to our Board as long as it, together with its affiliates, holds at least 15% of the voting power of our outstanding shares of capital stock, and the right to nominate one individual for election to our Board as long as it, together with its affiliates, holds at least 10% of the voting power of our outstanding shares of capital stock. We, in turn, are obligated to use our best efforts to ensure that these nominees are elected. In addition, those agreements provide that each of BlackRock and Highfields, as long as it, together with its affiliates, holds at least 10% of the voting power of our outstanding shares of capital stock, will have the right to nominate one member of each committee of our Board. As long as those nominees meet the independence standards applicable to those committees, we will appoint them as members of those committees. Those agreements also provide that neither our certificate of incorporation nor our bylaws, as in effect from time to time, may be amended in any manner that is adverse to BlackRock, Highfields or their respective affiliates without the consent of BlackRock or Highfields, as applicable, as long as it, together with its affiliates, holds at least 5% of the voting power of our outstanding shares of capital stock.

Registration Rights Agreement

We have entered into a registration rights agreement with BlackRock, Highfields and the other owners of PNMAC other than us pursuant to which BlackRock, Highfields and certain permitted transferees have the right, under certain circumstances and subject to certain restrictions, to require us to register for resale the shares of our Class A common stock delivered in exchange for Class A Units of PNMAC held by them. In October 2013, we filed a registration statement to register for resale the shares of our Class A common stock delivered in exchange for Class A Units of PNMAC on behalf of BlackRock, Highfields and other selling stockholders. The registration statement was declared effective on October 29, 2013. All securities registered under this registration statement are available for sale in the open market unless restrictions apply.

Demand Registration Rights. BlackRock and Highfields and certain permitted transferees each have the right to demand that we register their Class A common stock for resale, subject to the conditions set forth in the registration rights agreement, no more than three times in any twelve month period. BlackRock and Highfields and certain permitted transferees have the right under the registration rights agreement to require that we register their Class A common stock for resale. Such registration demand must reasonably be expected to result in aggregate gross cash proceeds to such demanding stockholder in excess of $25 million. Each of BlackRock and Highfields and certain permitted transferees will have the right to participate in any such demand registrations. We will not be obligated to effect a demand registration within 120 days of the effective date of a registration statement filed by us. We may postpone the filing of a registration statement for up to 60 days once in any 12-month period if our Board determines in good faith that the filing would reasonably be expected to materially adversely affect any material financing or acquisition of ours or require premature disclosure of information that would reasonably be expected to be materially adverse to us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with these demand registration rights.

Piggyback Registration Rights. BlackRock, Highfields, certain of their permitted transferees and the minority stockholders which are parties to the agreement will each have the right to “piggyback” on any registration statements that we file on an unlimited basis, subject to the conditions set forth in the registration rights agreement. If we register any securities for public sale, stockholders with piggyback registration rights under the registration rights agreement have the right to include their shares in the registration for resale by them, subject to specified limitations and exceptions.

S-3 Registration Rights. If we are eligible to file a registration statement on Form S-3, the stockholders with S-3 registration rights under the registration rights agreement and certain permitted transferees can request that we register their shares for resale. Any registration must be reasonably expected by the demanding stockholder to result in aggregate gross cash proceeds to such demanding stockholder in excess of $10 million, and no more than three demands for an S-3 registration may be made in any 12-month period. If we are eligible as a Well Known Seasoned Issuer, or WKSI, the requesting stockholders may request that the shelf registration statement utilize the automatic shelf registration process under Rule 415 and Rule 462 promulgated under the Securities Act. If we are not eligible as a WKSI or are otherwise ineligible to utilize the automatic shelf registration process, then we are required to use our reasonable efforts to have the shelf registration statement declared effective.

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Tax Receivable Agreement

As described above, the holders of Class A Units of PNMAC other than us may (subject to the terms of the exchange agreement) exchange their Class A Units of PNMAC for shares of our Class A common stock, initially on a one-for-one basis. PNMAC intends to have in effect an election under Section 754 of the Code effective for each taxable year in which an exchange of Class A Units of PNMAC for shares of Class A common stock occurs, which may result in a special adjustment for PennyMac Financial Services, Inc. with respect to the tax basis of the assets of PNMAC at the time of an exchange of Class A Units of PNMAC, which adjustment affects only us, which we refer to as the “corporate taxpayer.” The subsequent exchanges are expected to result in special increases for the corporate taxpayer in the tax basis of the assets of PNMAC that otherwise would not have been available. These increases in tax basis may reduce the amount of tax that the corporate taxpayer would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The IRS may challenge all or part of the existing tax basis, tax basis increase and increased deductions, and a court could sustain such a challenge.

We have entered into a tax receivable agreement with the owners of PNMAC other than us that provides for the payment from time to time by the corporate taxpayer to those owners of 85% of the amount of the net tax benefits, if any, that the corporate taxpayer is deemed to realize under certain circumstances as a result of (i) increases in tax basis resulting from exchanges of Class A Units of PNMAC and (ii) certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. These payment obligations are obligations of the corporate taxpayer and not of PNMAC. For purposes of the tax receivable agreement, the tax benefit deemed realized by the corporate taxpayer will be computed by comparing the actual income tax liability of the corporate taxpayer (calculated with certain assumptions) to the taxes that the corporate taxpayer would have been required to pay had there been no increase to the tax basis of the assets of PNMAC as a result of the exchanges, and had the corporate taxpayer not entered into the tax receivable agreement. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement. In the event of termination of the tax receivable agreement, we would be required to make an immediate payment equal to the present value of the anticipated future net tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

•	the timing of exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of PNMAC at the time of each exchange;

•	the price of shares of our Class A common stock at the time of the exchange—the tax basis increase in assets of PNMAC for the corporate taxpayer, as well as any related increase in allocations of tax deductions to the corporate taxpayer, is directly proportional to the price of shares of our Class A common stock at the time of the exchange;

•	the extent to which such exchanges are taxable—if an exchange is not taxable for any reason, increased deductions will not be available; and

•	the amount and timing of our income—the corporate taxpayer will be required to pay 85% of the net tax benefits as and when those benefits are treated as realized under the terms of the tax receivable agreement. If the corporate taxpayer does not have taxable income, the corporate taxpayer generally is not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

We expect that the payments that we may make under the tax receivable agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the tax receivable agreement exceed the actual benefits we realize in respect of the tax attributes subject to the tax receivable agreement and/or distributions to us by PNMAC are not sufficient to permit us to make payments under the tax receivable agreement after we have paid taxes. Furthermore, our obligations to make payments under the tax receivable agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are deemed realized under the tax receivable agreement. The payments under the tax receivable agreement are not conditioned upon the continued ownership of us by the exchanging owners of PNMAC.

In addition, the tax receivable agreement provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, the corporate taxpayer’s (or its successor’s) obligations with respect to exchanged or acquired Class A Units of PNMAC (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that the corporate taxpayer would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. As a result, (i) we could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of the actual net tax benefits we realize in respect of the tax attributes subject to the tax receivable agreement and (ii) if we elect to terminate the tax receivable agreement early, we would be required to make an immediate payment equal to the present value of the anticipated future net tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity, as well as our attractiveness as a target for an acquisition.

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Decisions made by certain owners of Class A Units of PNMAC in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling owner under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments.

Payments are generally due under the tax receivable agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Payments not made when due under the tax receivable agreement generally would accrue interest at a rate of LIBOR plus 500 basis points. However, in the event that we do not have sufficient cash available to make a payment under the tax receivable agreement when that payment is due, under certain circumstances we may elect to defer that payment for up to two years. Payments that are deferred pursuant to this election would accrue interest at a rate of LIBOR plus 350 basis points.

Payments under the tax receivable agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, the corporate taxpayer will not be reimbursed for any payments previously made under the tax receivable agreement (except to the extent such amounts can be applied against future amounts that would otherwise be due under the tax receivable agreement). As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the tax receivable agreement.

PNMAC Limited Liability Company Agreement

We are the sole managing member of PNMAC. Accordingly, we operate and control all of the business and affairs of PNMAC and, through PNMAC and its operating entity subsidiaries, conduct our business.

Pursuant to the limited liability company agreement of PNMAC, we have the right to determine when distributions will be made to unit holders of PNMAC and the amount of any such distributions, other than with respect to tax distributions as described below. If a distribution is authorized; such distribution will be made to the unit holders of PNMAC pro rata in accordance with the percentages of their respective limited liability company interests.

The unit holders of PNMAC, including us, will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of PNMAC. Except as otherwise required under Section 704(c) of the Code, net profits and net losses of PNMAC will generally be allocated to its unit holders (including us) pro rata in accordance with their respective limited liability company interests. The limited liability company agreement of PNMAC will provide for quarterly cash distributions, which we refer to as “tax distributions,” to the holders of the Class A Units of PNMAC if we, as the sole managing member of PNMAC, determine that the taxable income of PNMAC gives rise to taxable income for such holders. Generally, these quarterly tax distributions will be computed based on the taxable income of PNMAC multiplied by an assumed tax rate determined by us. Tax distributions will be made only to the extent that all distributions from PNMAC for the relevant year were insufficient to cover such tax liabilities.

The limited liability company agreement of PNMAC also provides that substantially all expenses incurred by or attributable to us, but not including our obligations incurred under the tax receivable agreement and our income tax expenses, will be borne by PNMAC.

The limited liability company agreement of PNMAC generally provides that at any time we issue a share of our Class A common stock or any other equity security, the net proceeds we receive with respect to such share, if any, shall be concurrently transferred to PNMAC and PNMAC will issue to us one Class A Unit with respect to such issuance of Class A common stock (or another equity interest in PNMAC with respect to other equity issuances by us). Conversely, if at any time, any shares of our Class A common stock are redeemed by us for cash, then PNMAC will redeem from us the same number of Class A Units of PNMAC (subject to any change in the initial exchange rate provided for in the exchange agreement) at the same price.

Other than us, in our capacity as managing member, holders of the Class A Units of PNMAC will have no voting rights with respect to PNMAC, except that (i) the managing member shall not create additional classes of units or securities for issuance to any party other than us, and (ii) the managing member and PNMAC shall take no action or enter into any agreement that would limit the ability of PNMAC to make tax distributions or the ability of the managing member to make payments under the tax receivable agreement, provided that the managing member and PNMAC may enter into credit, financing or warehousing or similar agreements that limit or prohibit the making of tax distributions or payments under the tax receivable agreement if there is a default or event of default or if such distributions could result in a default or event of default thereunder, in each case without the consent of each of BlackRock and Highfields, as long as it, together with its affiliates, holds any Class A Units of PNMAC.

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Also, as long as BlackRock or Highfields, together with its affiliates, holds at least 3% of the number of Class A Units of PNMAC that were outstanding immediately following the initial public offering of our Class A common stock and the related purchase of Class A Units of PNMAC by us with the proceeds of that offering, PNMAC may not, without the consent of that holder, make any dilutive issuance (generally any issuance of units to us other than an issuance of Class A Units of PNMAC to us in connection with the issuance by us of an equivalent number of shares of Class A common stock as described above) of any units other than Class A Units of PNMAC to us. Further, as long as BlackRock or Highfields, together with its affiliates, holds any Class A Units of PNMAC, PNMAC may not, without the consent of that holder, make any dilutive issuance of any units to us if such issuance, together with all other such issuances made during the 365 day period ending on the date of such issuance, would cause the percentage of Class A Units of PNMAC (together with all other common equity securities of PNMAC) held by all members of PNMAC other than us to decrease by more than 0.5% during that period (ignoring, for the purposes of this calculation, units purchased by those members pursuant to the following sentence). Concurrently with each dilutive issuance, each member of PNMAC other than us will have the right to purchase, at the same price and on the same terms on which we are purchasing units in that dilutive issuance, up to the number of the same type of units as would be necessary for that member to beneficially own the same percentage of all such units outstanding immediately after the dilutive issuance as that member beneficially owned immediately prior to the dilutive issuance.

Holders of Class A Units of PNMAC also have consent rights for amendments to the limited liability company agreement of PNMAC that materially and adversely affect the rights or duties of a holder on a discriminatory and non-pro rata basis. In addition, so long as either BlackRock or Highfields continues to own, together with its affiliates, a number of Class A Units of PNMAC representing more than 10% of the Class A Units of PNMAC outstanding immediately after the initial public offering of our Class A common stock, its consent will be required for any amendment to the limited liability company agreement of PNMAC. The consent of BlackRock and Highfields and any other member to whom BlackRock or Highfields has transferred Class A units in compliance with the limited liability company agreement of PNMAC will also be required to any amendment that (i) reduces such holder’s tax distributions, (ii) limits such holder’s ability to exercise its rights under the exchange agreement, (iii) requires such holder to make a capital contribution, (iv) increases such holder’s obligations or permits the appointment of a new managing member other than a successor to PennyMac Financial Services, Inc. permitted under the limited liability company agreement of PNMAC, (v) reduces or eliminates fiduciary duties of the managing member or officers, (vi) restricts or eliminates permitted transfers of Class A Units of PNMAC, (vii) reduces or eliminates indemnification or exculpation provisions, or (viii) changes certain provisions regarding the issuance of units by PNMAC or shares by us. In addition, the consent of BlackRock and Highfields will be required to convert the legal form of PNMAC, a limited liability company, into a corporation, or treat it as other than a partnership for United States federal income tax purposes.

Management Agreements

Our subsidiary, PCM, enters into investment management agreements with investment companies or funds that invest in residential mortgage assets. Presently, PCM is party to management agreements with PMT and the Investment Funds.

These management agreements require us to oversee the business affairs of PMT and the Investment Funds in conformity with the investment policies that are approved and monitored by such client’s board or management. We are responsible for the client’s day-to-day management and perform such services and activities related to the client’s assets and operations as may be appropriate.

PMT Management Agreement. Effective February 1, 2013, we renewed our management agreement with PMT and PennyMac Operating Partnership, L.P. through February 1, 2017 and amended and restated its terms in order to better align the base and performance incentive components of our management fee with PMT’s investment strategy. Pursuant to the terms of the amended and restated management agreement between PCM and PMT, PCM collects a base management fee and may collect a performance incentive fee, both payable quarterly and in arrears. We are also entitled to reimbursement of our organizational and operating expenses, including third-party expenses, incurred on behalf of PMT. Pursuant to the terms of our management agreement, we are entitled to grant discretionary waivers of certain overhead expenses that otherwise would be allocable to PMT. On December 15, 2015, we amended our management agreement to provide for a cap on overhead expenses incurred by us in any quarter and reimbursable by PMT. The term of our management agreement expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

We earned approximately $22.9 million in base management fees and $1.3 million in performance incentive fees in Fiscal 2015, under our management agreement with PMT.

Investment Funds Management Agreements. We have investment management agreements with the Investment Funds pursuant to which we receive management fees consisting of base management fees and carried interest. The Investment Funds will continue in existence through December 31, 2016, subject to three one-year extensions by PCM at its discretion, in accordance with the terms of the limited liability company and limited partnership agreements that govern the Investment Funds.

We earned from the Investment Funds approximately $4.0 million in base management fees, and approximately $2.6 million in carried interest, in Fiscal 2015 under our management agreements with the Investment Funds.

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Servicing Agreements

Our subsidiary, PLS, enters into servicing agreements with investment companies or funds that invest in residential mortgage loans pursuant to which we provide servicing for our clients’ portfolio of residential mortgage loans. Presently, PLS is party to servicing agreements with PMT and the Investment Funds.

The loan servicing to be provided by us under the servicing agreements includes collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications, foreclosures and short sales. We may also engage in certain loan origination activities that include refinancing mortgage loans and arranging financings that facilitate sales of real estate owned properties.

PMT Loan Servicing Agreement. Effective February 1, 2013, we amended our loan servicing agreement with PMT and established servicing fees that change the nature of the fees that we earn to fixed per-loan monthly amounts based on the delinquency, bankruptcy and foreclosure status of the serviced loan or the real estate acquired in settlement of a loan. The loan servicing agreement was further amended on March 1, 2013. The term of this servicing agreement expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

Investment Funds Loan Servicing Agreements. Our servicing agreements with the Investment Funds generally provide for fee revenue, which varies depending on the type and quality of the loans being serviced. We are also entitled to certain customary market-based fees and charges. This arrangement was modified, effective January 1, 2012, with respect to one of the Investment Funds. At that time, we settled our accrued servicing fee rebate and amended our servicing agreement with such fund to charge scheduled servicing fees in place of the previous “at cost” servicing arrangement.

We earned approximately $46.4 million in loan servicing fees in Fiscal 2015 in connection with work performed for PMT and approximately $2.6 million in loan servicing fees in Fiscal 2015 in connection with work performed for the Investment Funds.

Other Agreements with PMT

PMT Mortgage Banking and Warehouse Services Agreement. Pursuant to the terms of the current mortgage banking and warehouse services agreement, PLS provides PMT with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by PMT from correspondent lenders, and certain warehouse lending services, including fulfillment and administrative services, with respect to loans financed by PMT for its warehouse lending clients. Effective February 1, 2013, the mortgage banking and warehouse services agreement provides for a fulfillment fee paid to PLS based on the type of mortgage loan that PMT acquires. The fulfillment fee is equal to a percentage of the UPB of mortgage loans purchased by PMT, with the addition of potential fee rate discounts applicable to PMT’s monthly purchase volume in excess of designated thresholds. Pursuant to the mortgage banking and warehouse services agreement, PLS has agreed to provide such services exclusively for PMT’s benefit, and PLS and its affiliates are prohibited from providing such services for any other third party. However, such exclusivity and prohibition shall not apply, and certain other duties instead will be imposed upon PLS, if PMT is unable to purchase or finance mortgage loans as contemplated under the mortgage banking and warehouse services agreement for any reason. The term of the mortgage banking and warehouse services agreement expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement. No automatic renewal of the mortgage banking and warehouse services agreement will occur upon the conclusion of the term or any renewal period if PMT or PLS delivers to the other party a notice of nonrenewal at least 180 days in advance.

We earned approximately $58.6 million in fulfillment fees in Fiscal 2015 under our mortgage banking and warehouse services agreement with PMT, and we paid to PMT approximately $9.0 million in sourcing fees in Fiscal 2015.

MSR Recapture Agreement. Effective February 1, 2013, PLS entered into an MSR recapture agreement with PMT. Pursuant to the terms of the MSR recapture agreement, if PLS refinances through its consumer direct business loans for which PMT previously held the mortgage servicing rights, or MSRs, PLS is generally required to transfer and convey to one of PMT’s wholly-owned subsidiaries, without cost to PMT, the MSRs with respect to certain new mortgage loans originated in those refinancings (or, under certain circumstances, other mortgage loans). In certain circumstances, PLS may, at its option, wire cash to PMT in an amount equal to the fair market value of the MSRs in lieu of transferring such MSRs. The MSR recapture agreement expires, unless terminated earlier in accordance with the agreement, on February 1, 2017, subject to automatic renewal for additional 18-month periods. No automatic renewal of the MSR recapture agreement will occur upon the conclusion of the term or any renewal period if PMT or PLS delivers to the other party a notice of nonrenewal at least 180 days in advance. PLS paid PMT $787,000 in MSR recapture during Fiscal 2015.

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Spread Acquisition and MSR Servicing Agreements. Effective February 1, 2013, PLS entered into a master spread acquisition and MSR servicing agreement, or the 2/1/13 Spread Acquisition Agreement, pursuant to which it may sell to PMT or one of its wholly-owned subsidiaries the rights to receive certain excess servicing spread, or ESS, from MSRs acquired by PLS from banks and other third party financial institutions. PLS is generally required to service or subservice the related mortgage loans for the applicable agency or investor. The terms of each transaction under the 2/1/13 Spread Acquisition Agreement are subject to the terms thereof, as modified and supplemented by the terms of a confirmation executed in connection with such transaction. On December 19, 2014, PLS entered into a second master spread acquisition and MSR servicing agreement with PMT, or the 12/19/14 Spread Acquisition Agreement. The terms of the 12/19/14 Spread Acquisition Agreement are substantially similar to the terms of the 2/1/13 Spread Acquisition Agreement, except that PLS only intends to sell ESS relating to Freddie Mac MSRs under the 12/19/14 Spread Acquisition Agreement. On April 30, 2015, PLS amended and restated a third master spread acquisition and MSR servicing agreement with PMT, or the 4/30/15 Spread Acquisition Agreement. The terms of the 4/30/15 Spread Acquisition Agreement are substantially similar to the terms of the 2/1/13 Spread Acquisition Agreement and the 12/19/14 Spread Acquisition Agreement, except that PMT only intends to purchase ESS relating to Ginnie Mae MSRs under the 4/30/15 Spread Acquisition Agreement. On February 29, 2016, the parties terminated the 2/1/13 Spread Acquisition Agreement and all amendments thereto. In connection with the termination of the 2/1/13 Spread Acquisition Agreement, PLS reacquired from PMT all of its right, title and interest in and to all of the Fannie Mae ESS previously sold by PLS to PMT and then subject to such 2/1/13 Spread Acquisition Agreement. On February 29, 2016, PLS also reacquired from PMT all of its right, title and interest in and to all of the Freddie Mae ESS previously sold by PLS to PMT and then subject to such 12/19/14 Spread Acquisition Agreement.

In connection with PLS’ entry into the 4/30/15 Spread Acquisition Agreement, PLS is a party to a repurchase agreement with Credit Suisse First Boston Mortgage Capital LLC, or CSFB, pursuant to which PLS pledges to CSFB all of its rights and interests in the Ginnie Mae MSRs it owns or acquires, and a separate acknowledgement agreement with respect thereto, by and among Ginnie Mae, CSFB and PLS. Separately, as a condition to permitting PLS to transfer to PMT the ESS relating to a portion of PLS’ pledged Ginnie Mae MSRs, CSFB required PMT to enter into a Security and Subordination Agreement, or the Security Agreement, pursuant to which PMT pledged to CSFB its rights under the 4/30/15 Spread Acquisition Agreement and its interest in any ESS purchased thereunder. CSFB’s lien on the ESS remains subordinate to the rights and interests of Ginnie Mae pursuant to the provisions of the 4/30/15 Spread Acquisition Agreement and the terms of the acknowledgement agreement.

During Fiscal 2015, we received $271.6 million in proceeds from the issuance of ESS and $78.6 million in repayments of ESS to PMT. During Fiscal 2015, we also incurred $7.0 million in ESS and MSR recapture expense payable to PMT.

Loan and Security Agreement. In connection with the repurchase agreement described above, PLS entered into an underlying loan and security agreement with PMT, through one of its subsidiaries, dated as of April 30, 2015, or the Underlying LSA, pursuant to which PMT may borrow up to $150 million from PLS for the purpose of financing its investment in ESS. In order to secure its borrowings, PMT pledges its ESS to PLS under the Underlying LSA, and PLS, in turn, re-pledges such ESS to CSFB under the repurchase agreement. PMT has agreed with PLS in connection with the Underlying LSA that it is required to repay PLS the principal amount of borrowings plus accrued interest to the date of such repayment, and PLS, in turn, is required to repay CSFB the corresponding amount under the repurchase agreement.

During Fiscal 2015, PLS received from PMT $3.3 million in interest to finance ESS under the Underlying LSA and PLS, in turn, paid an identical amount to CSFB under the repurchase agreement pursuant to which it finances the related MSRs.

Loan Purchase Agreements. PLS has entered into a mortgage loan purchase agreement and a flow commercial mortgage loan purchase agreement with PMT. Currently, PLS uses the mortgage loan purchase agreement for the purpose of selling to PMT prime jumbo residential mortgage loans originated by PLS through its consumer direct lending business. PLS uses the flow commercial mortgage loan purchase agreement for the purpose of selling to PMT small balance commercial mortgage loans, including multifamily mortgage loans, originated by PLS as part of its commercial lending business. Each of the loan purchase agreements contains customary terms and provisions, including representations and warranties, covenants, repurchase remedies and indemnities. The purchase prices paid to PLS by PMT for such loans are market-based.

During Fiscal 2015, PMT purchased from PLS under the mortgage loan purchase agreement residential mortgage loans with an unpaid principal balance of $13.2 million at an aggregate purchase price of $13.4 million and under the flow commercial mortgage loan purchase commercial mortgage loans with an unpaid principal balance of $14.5 million at an aggregate purchase price of $14.8 million.

Reimbursement Agreement. In connection with the initial public offering of common shares of PMT on August 4, 2009, our subsidiary, PCM, entered into an agreement with PMT pursuant to which PMT agreed to reimburse PCM for the $2.9 million payment that PCM made to the underwriters for PMT’s initial public offering if PMT satisfied certain performance measures over a specified period of time. We refer to this as the “Conditional Reimbursement.” The reimbursement agreement, which was amended and restated on February 1, 2013, provides for the reimbursement of PCM of the Conditional Reimbursement if PMT is required to pay PCM performance incentive fees under the amended and restated management agreement described above. In the event that the termination fee is payable to PCM under the amended and restated management agreement and PCM has not received the full amount of the reimbursements and payments under the reimbursement agreement, this amount will be paid in full. The term of the reimbursement agreement expires on February 1, 2019. PCM received reimbursement payments from PMT totaling $237,000 during Fiscal 2015.

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Confidentiality Agreement. Pursuant to a confidentiality agreement, we agreed to standard confidentiality obligations with PMT and agreed that we and certain of our affiliates shall be prohibited from pursuing an acquisition of PMT, and PMT shall be prohibited from pursuing an acquisition of us, except through negotiations with our respective boards, for a period of three years.

Investments in PMT

Our Investment in PMT

We received dividends of $207,000 in Fiscal 2015 as a result of our investment in common shares of PMT.

Other Transactions With Related Persons

Related Party Employment Relationships

Presently, we employ Mr. Kurland’s brother-in-law, Robert Schreibman. We established Mr. Schreibman’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. None of the executive officers has a material interest in this employment relationship nor do any of them share a home with Mr. Schreibman. Mr. Schreibman does not report directly to any of our executive officers.

We have employed Mr. Schreibman since 2008, and his current title is Senior Vice President, Asset Management. In this capacity, he received the following approximate amounts in 2015: $248,757 in base salary and bonus, a gross-up for payment of self-employment tax liabilities in the amount of $10,954, insurance premium payments in the amount of $11,983, a $10,662 contribution to his 401(k) plan and $525 payment for mobile phone expenses. During Fiscal 2015, we granted Mr. Schreibman time-based and performance-based RSUs and nonstatutory stock options with a total grant date fair value of $54,508. Mr. Schreibman has also been entitled to receive employee benefits generally available to all employees.

Presently, we also employ Mr. Vandad Fartaj’s brother, Vala Fartaj. We established Mr. Vala Fartaj’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. None of the executive officers has a material interest in this employment relationship nor do any of them share a home with Mr. Vala Fartaj. Mr. Vala Fartaj does not report directly to any of our executive officers.

We have employed Mr. Vala Fartaj since 2008, and his current title is Senior Vice President, Mortgage Trading. In this capacity, he received the following approximate amounts in 2015: $279,922 in base salary and bonus, a gross-up for payment of self-employment tax liabilities in the amount of $11,406, insurance premium payments in the amount of $4,779 and a $9,244 contribution to his 401(k) plan. During Fiscal 2015, we granted Mr. Vala Fartaj time-based and performance-based RSUs and nonstatutory stock options with a total grant date fair value of $89,089. Mr. Vala Fartaj has also been entitled to receive employee benefits generally available to all employees.

Presently, we also employ Mr. Kurland’s son-in-law, Oliver Rubinstein. We established Mr. Rubinstein’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. None of the executive officers has a material interest in this employment relationship nor do any of them share a home with Mr. Rubinstein. Mr. Rubinstein does not report directly to any of our executive officers.

We have employed Mr. Rubinstein since 2011, and his current title is Assistant Vice President, Corporate Development. In this capacity, he received the following approximate amounts in 2015: $117,083 in base salary and bonus, insurance premium payments in the amount of $9,657 and a $4,683 contribution to his 401(k) plan. During Fiscal 2015, we granted Mr. Rubinstein time-based and performance-based RSUs and nonstatutory stock options with a total grant date fair value of $9,946. Mr. Rubinstein has also been entitled to receive employee benefits generally available to all employees.

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PNMAC Foodservice Agreement with Me N U Kitchen, LLC

In August 2011, we entered into a foodservice agreement with Me N U Kitchen, LLC, or MNU. Marci Grogin, the wife of Mr. Grogin, owns 100% of MNU. Pursuant to the terms of the foodservice agreement, MNU provides onsite foodservice (including cafeteria and catering services) to us and our employees on a contract basis. For these services, we pay MNU a monthly management fee of $10,000. For its services in 2015, we paid MNU management fees of $120,000.

In addition, we do not charge MNU rent, its portion of utilities (including telephone and internet availability) or maintenance charges for the equipment it uses in connection with its use of the cafeteria and kitchen facilities, and we are required to bear certain other defined costs and expenses associated with MNU’s operation of its foodservice business. The amount of such costs and expenses was estimated to be approximately $144,000 in 2015. During 2011, we purchased an off-the-shelf “Point of Sale” system for $32,163. We pay on MNU’s behalf a monthly hosting and maintenance charge of $370. We believe that management fees paid to MNU are fair and reasonable.

Other Agreements and Arrangements

PCM paid approximately $123,000 in 2015 to BlackRock Financial Management, Inc., an affiliate of BlackRock, Inc., as a fee for use of the BlackRock Solutions AnSer and Market Data analytics software.

Related Party Transactions Policy

We have also adopted a written policy that specifically governs related party transactions. The related party transactions policy generally prohibits any related party transaction unless it is approved by our Related-Party Matters Committee and/or a majority of our independent Directors in accordance with the policy. With certain exceptions, a related party transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 in the aggregate in any calendar year, and in which any related party has, had or will have a direct or indirect interest. A related party is any person who is, or at any time since the beginning of our last fiscal year was one of our Directors or executive officers or a nominee to become one of our Directors; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; and any immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any of the foregoing persons); and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. In determining whether to approve a related party transaction, the Related-Party Matters Committee or independent Directors consider all facts and circumstances that they deem relevant to the transaction, including, among other things, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

The related party transactions policy governs the process for identifying potential related party transactions and seeking review, approval and/or ratification of such transactions. In addition, each of our Directors and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with our Related-Party Matters Committee and/or our Board in accordance with the related party transactions policy.

Indemnification of Directors and Officers

Our bylaws provide that we will indemnify and advance expenses to our Directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. In addition, our certificate of incorporation provides that our Directors will not be liable for monetary damages for breach of fiduciary duty, except as otherwise prohibited under the DGCL.

We have entered into indemnification agreements with each of our executive officers and Directors. The indemnification agreements provide the executive officers and Directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL. In addition, our indemnification agreements also provide that we are required to advance expenses to our Directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the indemnification agreements are not exclusive.

The limited liability company agreement of PNMAC also requires PNMAC to indemnify its officers, members, managers and other affiliates to the fullest extent permitted by Delaware law, and advance expenses to its officers, members, managers and other affiliates as incurred in connection with legal proceedings against them for which they may be indemnified. The rights conferred in the limited liability company agreement of PNMAC are not exclusive.

There is no pending litigation or proceeding naming any of our Directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any Director or officer.

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REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

The Board of Directors has determined that all of the members of the Audit and Compliance Committee meet the independence and experience requirements of the New York Stock Exchange, or the NYSE, and that Messrs. Kinsella and Nanji and Ms. Youssouf are “audit committee financial experts” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, and the NYSE.

The Audit and Compliance Committee met ten times in 2015. The Audit and Compliance Committee’s agenda is established by the Chairman of the Audit and Compliance Committee. The Audit and Compliance Committee engaged Deloitte & Touche LLP as our independent registered public accounting firm and reviewed with our Chief Financial Officer and our independent registered public accounting firm the overall audit scope and plans, the results of the external audit examination, evaluations by our independent registered public accounting firm of our internal controls and the quality of our financial reporting.

The Audit and Compliance Committee has reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit and Compliance Committee also discussed with our independent registered public accounting firm other matters required to be discussed by a registered public accounting firm with the Audit and Compliance Committee under applicable standards of the Public Company Accounting Oversight Board (United States) (required communication with the Audit Committee). The Audit and Compliance Committee received and discussed with our independent registered public accounting firm its annual written report on its independence from us and our management, which is made pursuant to applicable requirements of the Public Company Accounting Oversight Board and considered with our independent registered public accounting firm whether the provision of non-audit services is compatible with our independent registered public accounting firm’s independence.

In performing all of these functions, the Audit and Compliance Committee acts only in an oversight capacity and, necessarily, in its oversight role, the Audit and Compliance Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of our independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of our annual financial statements to generally accepted accounting principles.

In reliance on these reviews and discussions, and the report of our independent registered public accounting firm, the Audit and Compliance Committee recommended to our Board of Directors, and our Board of Directors approved, the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 10, 2016.

The foregoing report has been furnished by the current members of the Audit and Compliance Committee:

Patrick Kinsella, Chairman Farhad Nanji Emily Youssouf

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PROPOSAL I
ELECTION OF DIRECTORS

We are presenting a proposal to elect nine (9) Director nominees identified in this Proxy Statement, each for a term expiring at our 2017 annual meeting of stockholders, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR STANFORD L. KURLAND, DAVID A. SPECTOR, MATTHEW BOTEIN, JAMES K. HUNT, PATRICK KINSELLA, JOSEPH MAZZELLA, FARHAD NANJI, MARK WIEDMAN AND EMILY YOUSSOUF AS DIRECTORS TO SERVE UNTIL OUR 2017 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The persons named in the enclosed proxy will vote to elect Stanford L. Kurland, David A. Spector, Matthew Botein, James K. Hunt, Patrick Kinsella, Joseph Mazzella, Farhad Nanji, Mark Wiedman and Emily Youssouf to our Board of Directors, unless you specify a contrary choice or withhold the authority of these persons to vote for the election of any or all of the nominees by marking the proxy to that effect.

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PROPOSAL II
RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are presenting a proposal to ratify the appointment of our independent registered public accounting firm, Deloitte & Touche LLP and its affiliated entities, or Deloitte, which has served as our independent registered public accounting firm since our formation. During this time, Deloitte has performed accounting and auditing services for us. We expect that representatives of Deloitte will be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, the Audit and Compliance Committee will reconsider the appointment.

OUR BOARD OF DIRECTORS AND OUR AUDIT AND COMPLIANCE COMMITTEE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements in Fiscal 2015 and Fiscal 2014, Deloitte provided other audit-related and non-audit-related services for us during Fiscal 2015 and Fiscal 2014.

Fees to Registered Public Accounting Firm for 2015 and 2014

The following table shows the fees billed by Deloitte for the audit and other services it provided to us in respect of Fiscal 2015 and Fiscal 2014.

	2015	2014
Audit Fees(1)	$1,595,381	$1,326,427
Audit-Related Fees(2)	347,386	312,000
Tax Fees(3)	–	–
All Other Fees	–	–
Total	$1,942,767	$1,638,427

——————

(1)	Audit Fees consist of fees for professional services rendered for the annual audit and reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q.

(2)	Audit-Related Fees consist of fees for professional services provided in connection with the issuance of comfort letters and consents in connection with SEC filings.

(3)	Tax Fees consist of fees for professional services rendered for tax compliance, tax planning and tax advice.

Pre-Approval Policies and Procedures

The Audit and Compliance Committee approved all services performed by Deloitte during Fiscal 2015 in accordance with applicable SEC requirements. The Audit and Compliance Committee has also pre-approved the use of Deloitte for certain audit-related and non-audit-related services, setting a specific limit on the amount of such services that we may obtain from Deloitte before additional approval is necessary. In addition, the Audit and Compliance Committee has delegated to the chair of the Audit and Compliance Committee the authority to approve both audit-related and non-audit-related services provided by Deloitte, provided that the chair will present any decision to the full Audit and Compliance Committee for ratification at its next scheduled meeting.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during Fiscal 2015, all filing requirements under Section 16(a) of the Exchange Act applicable to our officers, Directors and beneficial owners of more than ten percent of our common stock were complied with on a timely basis, except the acquisition of 1,638 shares by Mr. Hunt, 1,211 shares by Mr. Mazzella and 1,423 shares by Mr. Nanji, each of which occurred on May 11, 2015 in connection with the receipt by each director of equity awards in lieu of cash directors’ fees that was inadvertently not reported due to an administrative error. Each of these transactions was subsequently reported on Form 5.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We make these materials available on our website, www.ir.pennymacfinancial.com, under “SEC Filings,” free of charge, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

These SEC filings are available to the public at the SEC’s website at www.sec.gov.

We will provide, without charge to each record or beneficial holder of our common stock as of the record date, a paper copy of our Annual Report on Form 10-K for Fiscal 2015 filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, upon written request to Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361. A list of exhibits is included in our Annual Report on Form 10-K and exhibits are available from us upon the payment to us of the cost of furnishing them.

OTHER MATTERS

As of the date of this Proxy Statement, our Board does not know of any matter that will be presented for consideration at the Meeting other than as described in this Proxy Statement. If any other matters are properly presented at the Meeting, your signed proxy card authorizes Stanford L. Kurland, our Chairman of the Board and Chief Executive Officer, and Derek W. Stark, our Managing Director, General Counsel and Secretary, to vote on those matters according to their best judgment.

The SEC permits us to deliver a single copy of the notice, proxy statement and annual report to stockholders who have the same address and last name, unless we have received contrary instructions from such stockholders. Each stockholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs, which is consistent with our corporate sustainability efforts. We will promptly deliver a separate copy of the proxy statement and annual report to any such stockholder upon written or oral request. A stockholder wishing to receive a separate proxy statement or annual report can notify us at Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361, telephone: (818) 264-4907. Similarly, stockholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Stanford L. Kurland
02 David A. Spector
03 Matthew Botein
04 James K. Hunt
05 Patrick Kinsella
06 Joseph Mazzella
07 Farhad Nanji
08 Mark Wiedman
09 Emily Youssouf

The Board of Directors recommends you vote FOR the following proposal:

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000283324_1 R1.0.1.25

PENNYMAC FINANCIAL SERVICES, INC.
Annual Meeting of Stockholders
May 17, 2016, 11:00 AM
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Stanford L. Kurland and Derek W. Stark, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of PennyMac Financial Services, Inc. the undersigned is entitled to vote, and, in their discretion, to vote upon other such business as may properly come before the 2016 Annual Meeting of Stockholders of the Company to be held May 17, 2016, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000283324_2 R1.0.1.25